Exhibit 99.1


Set forth below are Items 6,7, 8 and 15(a)3 of the Company's Form 10-K for the year ending December 31, 2003, which have been updated pursuant to this Form 8-K.


ITEM 6. SELECTED FINANCIAL DATA
-------------------------------

The following sets forth selected consolidated financial data for the Company as of and for each of the years in the five-year period ended December 31, 2003. The selected consolidated financial data for the Company should be read in conjunction with the Consolidated Financial Statements and the related notes appearing elsewhere in this Annual Report on Form 10-K.
($000's, except per share data)

                                                 2003           2002           2001          2000        1999
                                                 ----           ----           ----          ----        ----
Total gross revenues                         $   113,521   $    92,147    $    76,561   $    73,442   $  70,931
Expenses applicable to revenues                  (35,653)      (27,475)       (22,264)      (19,860)    (18,698)
Interest and amortization expense                (35,873)      (34,126)       (29,675)      (29,616)    (28,974)
Gain on sale of properties                            --            --             --         2,959       5,127
Income from continuing operations                 28,147        25,844         15,995        19,945      19,348
Total income from discontinued operations          5,502         4,751          2,067         2,007       1,999
Net income                                        33,649        30,595         18,062        21,952      21,347
Net income allocable to common
    shareholders                                  30,257        29,902         15,353        19,390      18,827

Income from continuing operations per
    common share-basic                              0.73          0.93           0.68          1.03        0.99
Income from continuing operations per
    common share-diluted                            0.72          0.92           0.67          0.99        0.97

Income from discontinued operations-basic           0.16          0.18           0.11          0.12        0.12
Income from discontinued operations-diluted         0.16          0.17           0.10          0.11        0.11

Net income per common share-basic                   0.89          1.11           0.79          1.15        1.11
Net income per common share-diluted                 0.88          1.09           0.77          1.10        1.08
Cash dividends declared per common share           1.355         1.325          1.290         1.230       1.200

Net cash provided by operating activities         71,815        57,732         41,277        41,175      39,783
Net cash used in investing activities           (298,883)     (106,030)       (64,321)      (38,549)    (64,942)
Net cash provided by
    (used in) financing activities               229,316        46,532         32,115        (6,671)     22,912
Ratio of earnings to combined fixed
    charges and preferred dividends                 1.57          1.75           1.38          1.51        1.53
Real estate assets, net                        1,001,772       779,150        714,047       584,198     606,592
Investments in non-consolidated entities          69,225        54,261         48,764        40,836      11,523
Total assets                                   1,207,411       902,471        822,153       668,377     656,481
Mortgages, notes payable and credit
  facility, including discontinued operations    551,385       491,517        455,771       387,326     372,254

Funds from operations(1)                          64,502        61,818         47,126        46,316      40,652
Rent received below straight-line rent             3,790         2,426          2,755         2,804       2,054


The Company believes that the book value of its real estate assets, which reflects the historical cost of such real estate assets less accumulated depreciation, is not indicative of the current

--------
1 The Company believes that Funds From Operations ("FFO") enhances an investor's understanding of the Company's financial condition, results of operations and cash flows. The Company believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper", issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss), computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." The Company included in the calculation of FFO the dilutive effect of the deemed conversion of its outstanding exchangeable notes which were redeemed by the Company in 2001. FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

market value of its properties. Historical operating results are not necessarily indicative of future operating results.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
-------------

The following, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Readers should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. In particular, among the factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) the failure to continue to qualify as a real estate investment trust, (ii) changes in general business and economic conditions, (iii) competition, (iv) increases in real estate construction costs,
(v) changes in interest rates, (vi) changes in accessibility of debt and equity capital markets and other risks inherent in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters, the availability of suitable acquisition opportunities and illiquidity of real estate investments, (vii) changes in governmental laws and regulations, and (viii) increases in operating costs. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that the Company's expectations will be realized.

General
-------

The Company, which has elected to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, acquires and manages net leased commercial properties throughout the United States. The Company believes it has operated as a REIT since October 1993. As of December 31, 2003, the Company owned or had interests in 118 real estate properties encompassing 23 million rentable square feet. During 2003, the Company purchased 19 properties, including non-consolidated investments, for $414.0 million.

During 2003, the Company sold four properties for net proceeds of $11.1 million, which resulted in an aggregate gain of $2.2 million. In addition, the Company contributed 2 properties to the LION joint venture; Clarion paid the Company directly $23.8 million for their proportionate ownership interest.

As of December 31, 2003, the Company leased properties to 86 tenants in 20 different industries and the weighted average lease term based upon annualized rental revenue is 7.6 years.

The Company's revenues and cash flows are generated predominantly from property rent receipts. Growth in revenue and cash flows is directly correlated to the Company's ability to (i) acquire income producing properties and (ii) to release properties that are vacant, or may become vacant at favorable rental rates. The challenge the Company faces in purchasing properties is finding investments that will provide an attractive return without compromising the Company's real estate underwriting criteria. The Company believes it has access to acquisition opportunities due to its relationship with developers, brokers, corporate users and sellers.

In the past three years, the Company has experienced minimal lease turnover, and accordingly minimal capital expenditures. There can be no assurance that this will continue. Through 2008 the Company has 41 leases expiring which generate approximately $46.8 million in rental revenue. Releasing these properties at favorable effective rates is the primary focus of the Company.

The primary risks associated with re-tenanting properties are (i) the period of time required to find a new tenant (ii) whether rental rates will be lower than previously received (iii) the significant leasing costs such as commissions and tenant improvement allowances and (iv) the payment of operating costs such as real estate taxes and insurance while there is no offsetting revenue. The Company addresses these risks by contacting tenants well in advance of lease maturity to get an understanding of their occupancy needs, contacting local brokers to determine the depth of the rental market and, if required, retaining local expertise to assist in the re-tenanting of a property. As part of the acquisition underwriting process, the Company focuses on buying general purpose real estate which can be leased to other tenants without significant modification to the properties. No assurance can be given that once a property becomes vacant it will subsequently be re-let.

During 2002, the Company sold five properties (including a 77.3% interest in a property) and one building in the Palm Beach Gardens, Florida property for $20.8 million, which resulted in an aggregate gain of approximately $1.1 million. During 2001, the Company sold one property for $4.1 million which approximated book value.

Critical Accounting Policies
----------------------------

The Company's accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates that affect the amounts of revenues, expenses, assets and liabilities reported. The following are critical accounting policies which are important to the portrayal of the Company's financial condition and results of operations and which require some of management's most difficult, subjective and complex judgments. The accounting for these matters involves the making of estimates based on current facts, circumstances and assumptions which could change in a manner that would materially affect management's future estimate with respect to such matters. Accordingly, future reported financial conditions and results could differ materially from financial conditions and results reported based on management's current estimates.

Revenue Recognition. The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, (SFAS No.13). SFAS No.13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property.

Gains on sales of real estate are recognized pursuant to the provisions of SFAS No. 66 "Accounting for Sales of Real Estate." The specific timing of the sale is measured against various criteria in SFAS No. 66 related to the terms of the transactions and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria are not met, the gain is deferred and the finance, installment or cost recovery method, as appropriate, is applied until the sales criteria are met.

Accounts Receivable. The Company continuously monitors collections from its tenants and would make a provision for estimated losses based upon historical experience and any specific tenant collection issues that the Company has identified.

Purchase Accounting for Acquisition of Real Estate. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and improvements based on management's determination of relative fair values of these assets. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the difference between the current in-place lease rent and a management estimate of current market rents.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the excess of (i) the purchase price paid for a property over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease. The value of in-place leases and customer relationships are amortized to expense over the remaining non-cancelable periods of the respective leases.

Impairment of Real Estate. The Company evaluates the carrying value of all real estate held to determine if an impairment has occurred which would require the recognition of a loss. The evaluation includes reviewing anticipated cash flows of the property, based on current leases in place, coupled with an estimate of proceeds to be realized upon sale. However, estimating future sale proceeds is highly subjective and such estimates could differ materially from actual results.

Liquidity and Capital Resources
-------------------------------

Since becoming a public company, the Company's principal sources of capital for growth has been the public and private equity markets, selective secured indebtedness, its unsecured credit facility, issuance of OP Units and undistributed funds from operations. The Company expects to continue to have access to and use these sources in the future; however, there are factors that may have a material adverse effect on the Company's access to capital sources. The Company's ability to incur additional debt to fund acquisitions is dependent upon its existing leverage, the value of the assets the Company is attempting to leverage and general economic conditions which may be outside of management's influence.

The Company's current $100.0 million variable rate unsecured revolving credit facility, which is scheduled to expire in August 2006, has made available funds to finance acquisitions and meet any short-term working capital requirements. As of December 31, 2003, $94.0 million was outstanding at an interest rate of 2.64%. Subsequent to year end, the Company repaid its outstanding line balance. The Company pays an unused facility fee equal to 25 basis points if 50% or less of the facility is utilized and 15 basis points if greater than 50% of the facility is utilized. The Company has the option to extend the maturity to August 2007, if no defaults exist, for a payment of $0.3 million.

Since its formation in 1993, the Company has raised, through the issuance of common shares, preferred shares and OP Units, aggregate capital of approximately $484.8 million for the purposes of making acquisitions and retiring indebtedness. In addition, the Company has purchased $109.8 million in real estate through the direct issuance of its common shares and OP Units.

During 2003, the Company completed a 4.5 million common share offering at $16.44 per share and a 5.3 million common share offering at $18.98 per share raising an aggregate of $174.0 million of net proceeds. The Company completed a 3.16 million preferred share offering at $25.00 per share with a 8.05% coupon raising net proceeds of $76.3 million. The proceeds of these offerings were used to repay debt and fund acquisitions. During 2004, the Company sold 6.9 million common shares raising net proceeds of $144.2 million.

Dividends. In connection with its intention to continue to qualify as a REIT for Federal income tax purposes, the Company expects to continue paying regular dividends to its shareholders. These dividends are expected to be paid from operating cash flows and/or from other sources. Since cash used to pay dividends reduces amounts available for capital investments, the Company generally intends to maintain a conservative dividend payout ratio as a percentage of FFO, reserving such amounts as it considers necessary for the maintenance or expansion of properties in its portfolio, debt reduction, the acquisition of interests in new properties as suitable opportunities arise, and such other factors as the Board of Trustees considers appropriate.

Dividends paid to common shareholders increased to $45.8 million in 2003, compared to $35.8 million in 2002 and $25.0 million in 2001. During 2004, dividends paid to common shareholders were $65.1 million.

Although the Company receives the majority of its rental payments on a monthly basis, it intends to continue paying dividends quarterly. The Company's second largest tenant, as a percentage of revenue, pays its rent quarterly (Northwest Pipeline Corp.). Amounts accumulated in advance of each quarterly distribution are invested by the Company in short-term money market or other suitable instruments.

On November 1, 2004, the tenant in the Company's Dallas, Texas property, VarTec Telecom, Inc., filed for Chapter 11 bankruptcy. The lease, which expires September 2015, provides for $3.5 million in annual rental revenue and current annual cash revenue. In addition, under the terms of the lease, the tenant is responsible for all operating expenses of the property. On November 24, 2004, the tenant filed a motion to reject the lease. The Company will, in addition to losing base rental revenue, be responsible for operating expenses until a replacement tenant can be found. In the fourth quarter of 2004 the Company will write off approximately $2.8 million in deferred rent receivable and unamortized lease costs.

The Company believes that cash flows from operations will continue to provide adequate capital to fund its operating and administrative expenses, regular debt service obligations and all dividend payments in accordance with REIT requirements in both the short-term and long-term. In addition, the Company anticipates that cash on hand, borrowings under its unsecured credit facility, issuance of equity and debt, as well as other alternatives, will provide the necessary capital required by the Company. Cash flows from operations as reported in the Consolidated Statements of Cash Flows increased to $71.8 million for 2003 from $57.7 million for 2002 and $41.3 million for 2001. Cash flows from operations was negatively impacted in 2003, 2002 and 2001 by the payment of $7.2 million, $0.3 million and $3.6 million, respectively in prepayment penalties on debt satisfactions.

Net cash used in investing activities totaled $298.9 million in 2003, $106.0 million in 2002 and $64.3 million in 2001. Cash used in investing activities related primarily to investments in real estate properties and joint ventures. Therefore, the fluctuation in investing activities relates primarily to the timing of investments and dispositions. In connection with the acquisition of the Net Partnerships, the Company acquired $3.8 million of cash in 2001.

During 2004, the Company purchased 17 properties for an aggregate capitalized cost of $373.3 million, sold seven properties to third parties for an aggregate net sale price of $32.5 million and sold seven properties, at cost, to non-consolidated entities for $176.6 million, which were subject to $97.6 million in non-recourse mortgages.

Net cash provided by financing activities totaled $229.3 million in 2003, $46.5 million in 2002 and $32.1 million in 2001. Cash provided by (used in) financing activities during each year was primarily attributable to proceeds from equity offerings, non-recourse mortgages and advances/repayments under the Company's credit facility coupled with dividend and distribution payments and debt service payments.

UPREIT Structure. The Company's UPREIT structure permits the Company to effect acquisitions by issuing to a property owner, as a form of consideration in exchange for the property, OP Units in partnerships controlled by the Company. All of such OP Units are redeemable at certain times for common shares on a one-for-one basis and all of such OP Units require the Company to pay certain distributions to the holders of such OP Units. The Company accounts for these OP Units in a manner similar to a minority interest holder. The number of common shares that will be outstanding in the future should be expected to increase, and minority interest expense should be expected to decrease, as such OP Units are redeemed for common shares.

The following table provides certain information with respect to such OP units as of December 31, 2003 (assuming the Company's annualized dividend rate remains at the current $1.40 per share).

                                                       Current               Total Current
Redeemable             Total Number     Affiliate      Annualized Per        Annualized
for common shares:     of OP Units      OP Units       OP Unit Distribution  Distribution ($000)
---------------------- ---------------- -------------- --------------------- -------------------
At any time                 3,446,783       1,401,159          $  1.40             $  4,825
At any time                 1,254,152         120,374             1.08                1,354
At any time                   114,059          52,144             1.12                  128
March 2004                     43,734              --             0.27                   12
March 2004                     19,510              --               --                   --
November 2004                  24,552           2,856               --                   --
March 2005                     29,384              --               --                   --
March 2005                     12,893              --             1.40                   18
January 2006                  171,168             416               --                   --
January 2006                  231,763         120,662             1.40                  324
February 2006                  28,230           1,743               --                   --
May 2006                        9,368              --             0.29                    3
November 2006                  44,858          44,858             1.40                   63
                           ----------       ---------             ----               ------
                            5,430,454       1,744,212          $  1.24             $  6,727
                           ==========       =========             ====               ======

Affiliate OP Units, which are included in total OP Units, represent OP Units held by two executive officers (including their affiliates) of the Company.

Financing
---------

Revolving Credit Facility. The Company's $100.0 million unsecured credit facility, which expires August 2006 and can be extended by the Company for one year with a payment of $0.3 million, bears interest at 150-250 basis points over LIBOR depending on the amount of properties the Company owns free and clear of mortgage debt, and has an interest rate period of one, three, or six months, at the option of the Company. The credit facility contains various leverage, debt service coverage, net worth maintenance and other customary covenants. As of December 31, 2003, $94.0 million was outstanding and $1.8 million was available to be drawn. During 2004, the Company repaid all outstanding balances on its line of credit. The Company had six outstanding letters of credit aggregating $4.2 million which expire in 2004 ($0.9 million), 2005 ($2.5 million), 2007 ($0.4 million) and 2010 ($0.4 million). This credit facility replaced the Company's previous $60.0 million credit facility which was scheduled to expire in March 2004. The previous facility contained similar covenants.

Debt Service Requirements. The Company's principal liquidity needs are the payment of interest and principal on outstanding indebtedness. As of December 31, 2003, a total of 55 of the Company's 100 consolidated properties, including one property held for sale, were subject to outstanding mortgages which had an aggregate principal amount of $457.4 million. As of December 31, 2003 the weighted average interest rate on the Company's outstanding debt, including line of credit borrowings, was approximately 6.24%. The scheduled principal amortization payments for the next five years are as follows: $15.4 million in 2004; $15.5 million in 2005; $16.3 million in 2006, $17.2 million in 2007 and
$11.5 million in 2008. Approximate balloon payment amounts, having a weighted average interest rate of 6.20%, excluding line of credit borrowings, due the next five years are as follows: $14.5 million in 2004; $0 million in 2005, $0 in 2006; $0 in 2007 and $70.5 million in 2008. The ability of the Company to make such balloon payments will depend upon its ability to refinance the mortgage related thereto, sell the related property, have available amounts under its unsecured credit facility or access other capital. The ability of the Company to accomplish such goals will be affected by numerous economic factors affecting the real estate industry, including the availability and cost of mortgage debt at the time, the Company's equity in the mortgaged properties, the financial condition of the Company, the operating history of the mortgaged properties, the then current tax laws and the general national, regional and local economic conditions.

The Company expects to continue to use property specific, non-recourse mortgages as it believes that by properly matching a debt obligation, including the balloon maturity risk, with a lease expiration the Company's cash-on-cash returns increase and the exposure to residual valuation risk is reduced. During 2004, the Company obtained $358.6 million in non-recourse mortgage debt.

Lease Obligations. Since the Company's tenants bear all or substantially all of the cost of property operations, maintenance and repairs, the Company does not anticipate significant needs for cash for these costs. For eight of the properties, the Company has a level of property operating expense responsibility and a ninth obligated the Company to pay real estate taxes in 2003 and for the tenant to be responsible thereafter. The Company generally funds property expansions with additional secured borrowings, the repayment of which is funded out of rental increases under the leases covering the expanded properties. To the extent there is a vacancy in a property, the Company would be obligated for all operating expenses, including real estate taxes and insurance.

The Company's tenants pay the rental obligations on ground leases either directly to the fee holder or to the Company as increased rent. The annual ground lease rental payment obligations for each of the next five years is $0.9 million.

Step Down Renewals

The leases on the following properties contain renewal options, exercisable by the tenant, with rents per square foot less than that paid in 2003:

                                                                     Annual Rent per Net     Renewal Option Term and
                                                      Rentable      Rentable Square Foot -      Renewal Net Rent
     Property Location       Tenant (Guarantor)      Square Feet             2003                per Square Foot
-------------------------- ---------------------- ---------------- ----------------------- -------------------------------
295 Chipeta Way            Northwest Pipeline            295,000          $29.06           10/01/09 - 09/15/18: $11.73
Salt Lake City, UT         Corp.                                                           plus base cost component ($.06)
                                                                                           adjusted by CPI, plus ($.03)

450 Stern Street           Johnson Controls, Inc.        111,160           $5.75           12/23/06 - 12/22/11: $3.65
Oberlin, OH                                                                                12/23/11 - 12/22/16: $4.20

46600 Port Street          Johnson Controls, Inc.        134,160           $6.29           12/23/06 - 12/22/11: $4.00
Plymouth, MI                                                                               12/23/11 - 12/22/16: $4.60


                                                                     Annual Rent per Net     Renewal Option Term and
                                                      Rentable      Rentable Square Foot -      Renewal Net Rent
     Property Location       Tenant (Guarantor)      Square Feet             2003                per Square Foot
-------------------------- ---------------------- ---------------- ----------------------- -------------------------------
541 Perkins Jones Road     Kmart Corp.                  1,700,000          $5.51           10/01/07 - 09/30/12: $2.67
Warren, OH                                                                                 10/01/12 - 09/30/17: $2.67
                                                                                           10/01/17 - 09/30/22: $2.67
                                                                                           10/01/22 - 09/30/27: $2.67
                                                                                           10/01/27 - 09/30/32: $2.67
                                                                                           10/01/32 - 09/30/37: $2.67
                                                                                           10/01/37 - 09/30/42: FMV
                                                                                           10/01/42 - 09/30/47: FMV
                                                                                           10/01/47 - 09/30/52: FMV
                                                                                           10/01/52 - 09/30/57: FMV

24100 Laguna Hills Mall    Federated Department          160,000           $4.23           02/01/06 - 04/16/14: $1.81
Laguna Hills, CA           Stores, Inc.                                                    04/17/14 - 04/16/29: $1.81
                                                                                           04/17/29 - 04/16/44: $1.81
                                                                                           04/17/44 - 04/16/50: $1.81

7111 Westlake Terrace      The  Home   Depot  USA,         95,000          $8.13           05/01/06 - 04/30/16: $3.96
Bethesda, MD               Inc.                                                            05/01/16 - 04/30/21: $3.96
                                                                                           05/01/21 - 04/30/26: $3.96
                                                                                           05/01/26 - 04/30/31: $3.17

6910 S. Memorial Highway   Toys "R" Us, Inc.               43,123          $8.40           06/01/06 - 05/31/11: $5.92
Tulsa, OK                                                                                  06/01/11 - 05/31/16: $5.92
                                                                                           06/01/16 - 05/31/21: $5.92
                                                                                           06/01/21 - 05/31/26: $5.92
                                                                                           06/01/26 - 05/31/31: $5.92

12535 SE 82nd Avenue       Toys "R" Us, Inc.               42,842          $9.91           06/01/06 - 05/31/11: $6.96
Clackamas, OR                                                                              06/01/11 - 05/31/16: $6.96
                                                                                           06/01/16 - 05/31/21: $6.96
                                                                                           06/01/21 - 05/31/26: $6.96
                                                                                           06/01/26 - 05/31/31: $6.96

18601 Alderwood Mall Blvd. Toys "R" Us, Inc.               43,105          $9.18           06/01/06 - 05/31/11: $6.48
Lynnwood, WA                                                                               06/01/11 - 05/31/16: $6.48
                                                                                           06/01/16 - 05/31/21: $6.48
                                                                                           06/01/21 - 05/31/26: $6.48
                                                                                           06/01/26 - 05/31/31: $6.48

A1 21 South                Wal-Mart Real Estate            56,132          $2.60           02/01/09 - 01/31/14: $2.42
Jacksonville, AL           Business Trust                                                  plus 1% of gross sales
                                                                                           02/01/14 - 01/31/19: $2.42
                                                                                           plus 1% of gross sales
                                                                                           02/01/19 - 01/31/24: $2.42
                                                                                           plus 1% of gross sales
                                                                                           02/01/24 - 01/31/29: $2.42
                                                                                           plus 1% of gross sales
                                                                                           02/01/29 - 01/31/34: $2.42
                                                                                           plus 1% of gross sales

9580 Livingston Road       GFS Realty, Inc.               107,337          $3.80           03/01/14 - 02/29/19: $1.53
Oxon Hill, MD              (Giant Food, Inc.)                                              03/01/19 - 02/29/24: $1.53
                                                                                           03/01/24 - 02/29/29: $1.15
                                                                                           03/01/29 - 02/29/34: $1.15

                                                                     Annual Rent per Net     Renewal Option Term and
                                                      Rentable      Rentable Square Foot -      Renewal Net Rent
     Property Location       Tenant (Guarantor)      Square Feet             2003                per Square Foot
-------------------------- ---------------------- ---------------- ----------------------- -------------------------------
Rockshire Village Center   GFS Realty, Inc.                51,682          $4.33           06/20/17 - 05/31/27: $1.78
2401 Wootton Parkway       (Giant Food, Inc.)                                              06/01/27 - 05/31/37: $1.33
Rockville, MD

590 Ecology Lane           Owens Corning                  193,891          $8.35           01/01/21 - 12/31/25: $6.41
Chester, SC                                                                                01/01/26 - 12/31/30: $7.08


Origination Fees Payable. In connection with certain acquisitions, the Company assumed obligations ($2.2 million in principal plus accrued interest) which bore interest on the outstanding principal balances only at rates ranging from 12.3% to 19.0%. During 2003, the Company satisfied $5.6 million in origination fees payable including accrued interest by issuing 231,763 OP Units which resulted in a gain of $0.9 million. The scheduled annual payments for each of the next five years for the remaining origination fees payable is $0.1 per annum. As of December 31, 2003, $0.8 million is outstanding of which $0.4 million is due to two executive officers of the Company.

The following summarizes the Company's principal contractual obligations as of December 31, 2003 ($000's):

                                                                                                2009
                                                                                                 and
                                       2004       2005        2006        2007       2008     thereafter     Total
                                   ----------- ---------- ----------- ----------- ---------- ----------- ------------
Mortgages payable -normal
amortization                       $ 15,429    $ 15,521   $  16,303   $ 17,238    $ 11,469   $  34,944   $   110,904

Mortgages payable -balloon
maturities                           14,456(2)        _           _          _      70,492     261,533       346,481

Credit facility(3)                        _           _      94,000          _           _           _        94,000

Operating lease obligation (1)        1,395       1,395       1,395      1,395       1,395       7,173        14,148

Deferred installment obligation          37          37          85        110         110         429           808
                                   --------    --------   ---------   --------    --------   ---------   -----------
                                   $ 31,317    $ 16,953   $ 111,783   $ 18,743    $ 83,466   $ 304,079   $   566,341
                                   ========    ========   =========   ========    ========   =========   ===========

(1) Amounts include rent for the Company's corporate office which is fixed through 2008 and adjusted to fair market value as determined at January 2009.

(2) The Company has the ability to extend the maturity of this mortgage note to 2005 and 2006. Subsequent to year end the Company extended the maturity to 2005.

(3) The Company has $4,164 in outstanding letters of credit.

Capital Expenditures. Due to the net lease structure the Company does not incur significant expenditures in the ordinary course of business to maintain its properties. However, in the future, as leases expire the Company expects to incur costs in extending the existing tenant lease or re-tenanting the properties. The amounts of these expenditures can vary significantly depending on tenant negotiations, market conditions and rental rates. These expenditures are expected to be funded from operating cash flows or borrowings on the credit facility.

Shares Repurchase. The Company's Board of Trustees has authorized the Company to repurchase, from time to time, up to 2.0 million common shares and OP Units depending on market conditions and other factors. As of December 31, 2003, the Company had repurchased approximately 1.4 million common shares and OP Units, at an average price of approximately $10.55 per common share/OP Unit. No common shares or OP Units were repurchased in 2003 and 2002.

Comparison of 2003 to 2002
--------------------------

Changes in the results of operations for the Company are primarily due to the growth of its portfolio and costs associated with such growth. Of the increase in total gross revenues in 2003 of $21.4 million, $19.9 million is attributable to rental revenue which resulted primarily from (i) properties purchased in 2003 and 2002 ($14.3 million), (ii) the consolidation of LRA ($4.4 million) and (iii) the expansion of a single property ($1.4 million). The remaining $1.5 million increase in gross revenues in 2003 was attributable to advisory fees relating to the consolidation of LRA. The increase in interest and amortization expense of $1.7 million is due to the growth of the Company's portfolio and has been partially offset by interest savings resulting from scheduled principal amortization payments, lower interest rates and mortgage satisfactions. The increase in depreciation and amortization of $6.5 million is due primarily to the growth in real estate and intangibles due to property acquisitions. The Company's general and administrative expenses increased by $4.1 million due primarily to greater personnel costs ($1.7 million), occupancy costs ($0.2 million), professional service costs ($0.2 million) and the consolidation of LRA ($1.9 million). The increase in property operating expenses of $1.6 million is due primarily to incurring property level operating expenses for properties in which the Company has operating expense responsibility. Debt satisfaction charges increased $7.1 million in 2003 due to the payoff of certain mortgages. Minority interest expense decreased in 2003 by $1.3 million due to a decrease in earnings at the partnership level. Equity in earnings of non-consolidated entities increased
$0.7 million due to an increase in assets owned and net income of non-consolidated entities (see below). Net income increased in 2003 primarily due to the positive impact of items discussed above plus $1.1 million increase in gains on sale offset by a decrease of $0.4 million in income from discontinued operations. Net income allocable to common shareholders increased due to the items discussed above offset by an increase in preferred dividends of $2.7 million on the preferred shares issued in 2003.

The Company's non-consolidated entities had aggregate net income of $16.5 million in 2003 compared to $13.6 million in 2002. The increase in net income is primarily attributable to an increase in rental income of $6.8 million in 2003 attributable to acquisition of properties and the formation of a new joint venture. This revenue source was partly offset by an increase in (i) interest expense of $2.1 million in 2003 due to increased acquisition leverage and (ii) depreciation expense of $1.6 million in 2003 due to more depreciable assets owned. The financial information for non-consolidated entities does not include information for LRA.

Any increase in net income in future periods will be closely tied to the level of acquisitions made by the Company. Without acquisitions, which in addition to generating rental revenue, generate acquisition, debt placement and asset management fees when such properties are acquired by joint venture or advisory programs, growth in net income is dependent on index adjusted rents (8 leases), percentage rents (3 leases), reduced interest expense on amortizing mortgages and by controlling variable overhead costs. However, there are many factors beyond management's control that could offset these items including, without limitation, increased interest rates of variable debt ($109.7 million as of December 31, 2003 at a weighted average interest rate of 2.85%) and tenant monetary defaults.

Comparison of 2002 to 2001
--------------------------

Changes in the results of operations for the Company are primarily due to the growth of its portfolio and costs associated with such growth. Of the increase in total gross revenues in 2002 of $15.6 million, $14.4 million is attributable to rental revenue which resulted primarily from properties purchased in 2002 and 2001 ($16.1 million), offset by (i) an increase in vacancy ($0.3 million) and
(ii) joint venturing of a single property in 2002 ($1.5 million). The remaining $1.2 million increase in gross revenues in 2002 was attributable to an increase in tenant reimbursements. The increase in interest and amortization expense of $4.5 million is due to the growth of the Company's portfolio and has been partially offset by interest savings resulting from scheduled principal amortization payments, lower interest rates and mortgage satisfactions. The increase in depreciation and amortization of $3.4 million is due primarily to the growth in real estate due to property acquisitions. The Company's general and administrative expenses increased by $0.7 million due to the acquisition of the Net Partnerships. The increase in property operating expenses of $1.8 million is due primarily to incurring property level operating expenses for properties in which the Company has operating expense responsibility, an increase in vacancy and an estimate of expenses for the Kmart property. Debt satisfaction charges decreased by $3.6 million due to the payoff of certain mortgages. Non-operating income increased $0.4 million primarily due to greater interest earned. Minority interest expense increased in 2002 by $1.0 million due to the increase in earnings at the partnership level. Equity in earnings of non-consolidated entities increased $1.6 million due to an increase in assets owned and net income of non-consolidated entities (see below). Net income increased in 2002 primarily due to the positive impact of items discussed above plus an increase of $1.6 million in income from discontinued operations and a $1.0 million increase in gains on sales. Net income allocable to common shareholders increased due to the items discussed above plus a net reduction in preferred dividends of $2.0 milion resulting from the conversion of 2 million preferred shares to 2 million common shares in 2002.

The Company's non-consolidated entities had aggregate net income of $13.6 million in 2002 compared with $10.4 million in 2001. The increase in net income is primarily attributable to an increase in rental revenue of $5.8 million in 2002 attributable to the acquisition of properties, the expansion of an existing property and the joint venturing of a single property in 2002. These revenue sources was partly offset by an increase in (i) interest expense of $1.5 million in 2002 due to partially funding of acquisitions with the use of non-recourse mortgage debt and the joint venturing of a single property in 2002, and (ii) depreciation expense of $1.1 million in 2002 due to more depreciable assets owned. The financial information for non-consolidated entities does not include information for LRA.

Inflation. The Company's long term leases contain provisions to mitigate the adverse impact of inflation on its operating results. Such provisions include clauses entitling the Company to receive (i) scheduled fixed base rent increases and (ii) base rent increases based upon the consumer price index. In addition, the majority of the Company's leases require tenants to pay operating expenses, including maintenance, real estate taxes, insurance and utilities, thereby reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.

Environmental Matters. Based upon management's ongoing review of its properties, management is not aware of any environmental condition with respect to any of the Company's properties, which would be reasonably likely to have a material adverse effect on the Company. There can be no assurance, however, that (i) the discovery of environmental conditions, which were previously unknown, (ii) changes in law, (iii) the conduct of tenants or (iv) activities relating to properties in the vicinity of the Company's properties, will not expose the Company to material liability in the future. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of the Company's tenants, which would adversely affect the Company's financial condition and results of operations.

Funds From Operations
---------------------

The Company believes that Funds From Operations ("FFO") enhances an investor's understanding of the Company's financial condition, results of operations and cash flows. The Company believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper", issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss), computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." The Company included in the calculation of FFO the dilutive effect of the deemed conversion of its outstanding exchangeable notes, which were fully satisfied in 2001. FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

The following table reflects the calculation of the Company's FFO and cash flow activities for each of the years in the three year period ended December 31, 2003 ($000):

                                                         2003           2002            2001
                                                         ----           ----            ----
Net income allocable to common shareholders            $  30,257     $   29,902      $   15,353
   Depreciation and amortization of real estate           27,634         21,480          18,312
   Minority interests' share of net income                 4,039          5,510           5,215
   Gains on sales of properties                           (2,191)        (1,055)             --
   Amortization of leasing commissions                       812            677             769
   Deemed conversion of notes payable                         --             --           1,000
   Joint venture adjustment-depreciation                   3,951          4,611           3,768
   Preferred shares - Series A                                --            693           2,709
                                                       ---------      ---------       ---------
      Funds From Operations                           $   64,502     $   61,818      $   47,126
                                                       =========      =========       =========

Cash flows from operating activities                  $   71,815     $   57,732      $   41,277
Cash flows used in investing activities                 (298,883)      (106,030)        (64,321)
Cash flows from financing activities                     229,316         46,532          32,115



Recently Issued Accounting Standards
------------------------------------

In December 2003, the FASB issued FASB  Interpretation  No. 46 (revised December
2003), Consolidation of Variable Interest Entities ("VIEs"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to adopt FIN 46R in the first fiscal period beginning after March 15, 2004. Upon adoption of FIN 46R, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. It is not anticipated that the effect on the Company's Consolidated Financial Statements would be material.

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"), was issued in May 2003. SFAS 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 also includes required disclosures for financial instruments within its scope. For the Company, SFAS 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, SFAS 150 will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of SFAS 150.

In April 2002, FASB Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"), was issued. SFAS 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS 145 also amends FASB Statement No. 13, Accounting for Leases, to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of SFAS 145 related to the rescission of FASB Statement No. 4, Reporting Gains and Losses from
Extinguishment of Debt, were applied in fiscal years beginning after May 15, 2002. The provisions of SFAS 145 related to Statement 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 required the Company to record as debt satisfaction charges, as a component of continuing operations, costs incurred in the early retirement of debt instead of as an extraordinary item.

In June 2002, FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"), was issued. SFAS 146 addresses financial accounting and reporting or costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of SFAS 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 had no impact on the Company.

In November 2002, FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34 ("FIN 45"), was issued. FIN 45 enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no impact on the Company.

In December 2002, FASB Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123 ("SFAS 148"), was issued. SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements. Disclosures required by this standard are included in the notes to these consolidated financial statements.

Off-Balance Sheet Arrangements
------------------------------

Non-Consolidated Real Estate Entities. As of December 31, 2003, the Company has investments in various real estate entities with varying structures. These investments include the Company's 33 1/3% non-controlling interest in Lexington Acquiport Company, LLC; its 25% non-controlling interest in Lexington Acquiport Company II, LLC; its 40% non-controlling interest in Lexington Columbia LLC; its 30% non-controlling interest in Lexington/Lion Venture L.P.; and its 33 1/3% non-controlling interest in Lexington Durham Limited Partnership. The properties owned by the entities are financed with individual non-recourse mortgage loans. Non-recourse mortgage debt is generally defined as debt whereby the lenders' sole recourse with respect to borrower defaults is limited to the value of the property collateralized by the mortgage. The lender generally does not have recourse against any other assets owned by the borrower or any of the members of the borrower, except for certain specified exceptions listed in the particular loan documents. These exceptions generally relate to limited circumstances including breaches of material representations.


The Company invests in entities with third parties to increase portfolio diversification, reduce the amount of equity invested in any one property and to increase returns on equity due to the realization of advisory fees. See footnote 6 to the consolidated financial statements for summary balance sheet and income statement data relating to these entities.


ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
-------------------------------------------------------------------

The Company's exposure to market risk relates to its debt. As of December 31, 2003 and 2002 the Company's variable rate indebtedness represented 19.9% and 15.9%, respectively, of total mortgages and notes payable. During 2003 and 2002, this variable rate indebtedness had a weighted average interest rate of 3.98% and 4.12%, respectively. Had the weighted average interest rate been 100 basis points higher the Company's net income would have been reduced by $0.6 million and $0.8 million in 2003 and 2002, respectively. As of December 31, 2003 and 2002 the Company's fixed rate debt was $441.7 million and $413.2 million, respectively which represented 80.1% and 84.1%, respectively, of total long-term indebtness. The weighted average interest rate as of December 30, 2003 of fixed rate debt was 7.08%, which is approximately 145 basis points higher than the fixed rate debt incurred by the Company during 2003. With no fixed rate debt maturing until 2008, the Company believes it has limited market risk exposure to rising interest rates as it relates to its fixed rate debt obligations. However, had the fixed interest rate been higher by 100 basis points, the Company's net income would have been reduced by $4.5 million and $3.9 million, for years ended December 31, 2003 and 2002, respectively.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
----------------------------------------------------




                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES
                                      INDEX

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                  15

Consolidated Balance Sheets as of December 31, 2003 and 2002                  16

Consolidated Statements of Income
   for the years ended December 31, 2003, 2002 and 2001                       17

Consolidated  Statements of Changes in Shareholders'  Equity
   for the years ended December 31, 2003, 2002 and 2001                       18

Consolidated Statements of Cash Flows
   for the years ended December 31, 2003, 2002 and 2001                       19

Notes to Consolidated Financial Statements                                    20

Financial Statement Schedule

Schedule III - Real Estate and Accumulated Depreciation                       47

             Report of Independent Registered Public Accounting Firm



The Shareholders
Lexington Corporate Properties Trust:

We have audited the consolidated financial statements of Lexington Corporate Properties Trust and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lexington Corporate Properties Trust and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                                    /s/ KPMG LLP










New York,  New York
February 24, 2004, except as to
Notes 2, 3, 5, and 19 which are as of
November 29, 2004.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                           Consolidated Balance Sheets
                         ($000 except per share amounts)
                                  December 31,

Assets                                                                    2003                2002
                                                                   ------------------- -------------------
Real estate, at cost
   Buildings and building improvements                               $    973,475        $    770,375
   Land and land estates                                                  178,077             131,496
   Land improvements                                                        2,666               3,154
   Fixtures and equipment                                                   8,177               8,345
                                                                     ------------        ------------
                                                                        1,162,395             913,370
   Less: accumulated depreciation                                         160,623             134,220
                                                                     ------------        ------------
                                                                        1,001,772             779,150
Properties held for sale - discontinued operations                         36,478                  --
Intangible assets, net of accumulated amortization of $299                 14,736                  --
Investment in and advances to non-consolidated entities                    69,225              54,261
Cash and cash equivalents                                                  15,923              12,097
Deferred expenses (net of accumulated amortization
    of $4,891 in 2003 and $6,269 in 2002)                                  10,013               8,168
Rent receivable                                                            24,069              23,650
Other assets, net                                                          35,195              25,145
                                                                      ------------        ------------
                                                                     $  1,207,411        $    902,471
                                                                       ===========         ===========
Liabilities and Shareholders' Equity

Mortgages and notes payable                                               455,940        $    460,517
Credit facility borrowings                                                 94,000              31,000
Mortgage note payable - discontinued operations                             1,445                  --
Origination fees payable, including accrued interest                          808               6,565
Accounts payable and other liabilities                                      8,283               8,003
Accrued interest payable                                                    1,576               2,755
Prepaid rent                                                                2,482                  --
                                                                      ------------        -------------
                                                                          564,534             508,840
Minority interests                                                         59,220              56,846
                                                                      ------------        ------------
                                                                          623,754             565,686
                                                                      ------------        ------------
Commitments and contingencies (notes 7, 9 and 13)

Common shares, par value $0.0001 per share; 287,888 shares
   issued and outstanding, liquidation preference $3,886                    3,809               3,809
                                                                     ------------        ------------

Shareholders' equity:
   Preferred shares, par value $0.0001 per share;
   authorized 10,000,000 shares. Class B Cumulative
   Redeemable  Preferred,  liquidation  preference
   $79,000, 3,160,000 shares issued and outstanding in 2003                76,315                  --
   Common shares, par value $0.0001 per share, authorized
   80,000,000 shares, 40,394,113 and 29,742,160 shares
   issued and outstanding in 2003 and 2002, respectively                        4                   3
   Additional paid-in-capital                                             601,501             414,989
   Deferred compensation, net                                              (6,265)             (1,766)
   Accumulated distributions in excess of net income                      (91,707)            (77,777)
                                                                     ------------        ------------
                                                                          579,848             335,449
   Less: notes receivable from officers/shareholders                           --              (2,473)
                                                                     -------------        ------------
                 Total shareholders' equity                               579,848             332,976
                                                                     ------------        ------------
                                                                     $  1,207,411        $    902,471
                                                                       ===========         ===========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                        Consolidated Statements of Income
                         ($000 except per share amounts)

                                                              2003          2002            2001
                                                              ----          ----            ----
Gross revenues:
          Rental                                         $ 107,594      $  87,697      $  73,295
          Advisory fees                                      1,429            --             --
          Tenant reimbursements                              4,498          4,450          3,266
                                                          --------       --------       --------
                 Total gross revenues                      113,521         92,147         76,561


Expense applicable to revenues:
          Depreciation and amortization                    (27,538)       (21,001)       (17,564)
          Property operating                                (8,115)        (6,474)        (4,700)
General and administrative                                  (9,664)        (5,588)        (4,845)
Non-operating income                                         1,471          1,324            946
Interest and amortization expense                          (35,873)       (34,126)       (29,675)
Debt satisfaction charges                                   (7,459)          (345)        (3,993)
                                                          --------       --------       --------


Income before provision for income taxes, minority
interests, equity in earnings of non-consolidated
entities and discontinued operations                        26,343         25,937         16,730

Provision for income taxes                                    (259)          (136)          (174)
Minority interests                                          (3,644)        (4,927)        (3,889)
Equity in earnings of non-consolidated entities              5,707          4,970          3,328
                                                          --------       --------       --------
Income from continuing operations                           28,147         25,844         15,995
                                                          --------       --------       --------

Discontinued operations, net of minority interest (Note 5):
          Income from discontinued operations                3,311          3,696          2,067
          Gains on sales of properties                       2,191          1,055             --
                                                          --------       --------       --------
          Total discontinued operations                      5,502          4,751          2,067
                                                          --------       --------       --------
Net income                                                  33,649         30,595         18,062
Dividends attributable to preferred shares - Series A           --           (693)        (2,709)
Dividends attributable to preferred shares - Series B       (3,392)           --              --
                                                          --------       --------       --------

Net income allocable to common shareholders              $  30,257      $  29,902      $  15,353
                                                         =========      =========      =========

Income per common share-basic:
Income from continuing operations                        $    0.73      $   0.93       $    0.68
Income from discontinued operations                           0.16          0.18            0.11
                                                          --------       --------       --------
Net income                                               $    0.89      $   1.11       $    0.79
                                                         =========      =========      =========
Weighted average common shares outstanding-basic        34,074,935     27,026,789     19,522,323
                                                        ==========     ==========     ==========


Income per common share-diluted:
Income from continuing operations                        $    0.72     $    0.92      $    0.67
Income from discontinued operations                           0.16          0.17           0.10
                                                          --------       --------       --------
Net income                                               $    0.88     $    1.09      $    0.77
                                                         =========      =========      =========

Weighted average common shares outstanding-diluted      39,493,872     27,326,891     19,862,880
                                                        ==========     ==========     ==========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                  Consolidated Statements of Changes in Shareholders' Equity
                         ($000 except per share amounts)
                            Years ended December 31,

                                    Number of                 Number of            Additional
                                    Preferred                  Common               Paid-in
                                      Shares      Amount       Shares      Amount   Capital
                                      ------      ------       ------      ------   -------
Balance at December 31, 2000              --           --   16,863,394  $    2   $ 240,112
Net income                                --           --           --      --          --
Dividends paid to common share-
  holders ($1.27 per share)               --           --           --      --          --
Dividends paid to preferred share-
  holders ($1.3335 per share)             --           --           --      --          --
Common shares issued, net                                    7,368,015      --     102,206
Amortization of deferred
  compensation                            --           --           --      --          --
Common shares repurchased and
  retired                                 --           --      (12,000)     --        (157)
Repayments on notes                       --           --           --      --          --
                                   ---------  -----------   ----------  ------  ----------
Balance at December 31, 2001              --           --   24,219,409       2     342,161

Net income                                --           --           --      --          --
Dividends paid to common share-
  holders ($1.32 per share)               --           --           --      --          --
Dividends paid to preferred share-
  holders ($0.3465 per share)             --           --           --      --          --
Conversion of preferred shares            --           --    2,000,000      --      24,369
Common shares issued, net                 --           --    3,522,751       1      48,459
Amortization of deferred
  compensation                            --           --           --      --          --
                                   ---------  -----------   ----------  ------  ----------
Balance at December 31, 2002              --           --   29,742,160       3     414,989
Net income                                --           --           --      --          --
Dividends paid to common share-
  holders ($1.34 per share)               --           --           --      --          --
Dividends paid to preferred share-
  holders ($0.5702 per share)             --           --           --      --          --
Common shares issued, net                 --           --   10,810,177       1     188,985
Issuance of preferred shares, net  3,160,000       76,315           --      --          --
Amortization of deferred
  compensation                            --           --           --      --          --
Repayments on notes                       --           --     (158,224)     --      (2,473)
                                   ---------  -----------   ----------  ------  ----------
Balance at December 31, 2003       3,160,000  $    76,315   40,394,113  $    4  $  601,501
                                   =========  ===========   ==========  ======  ==========

                                                 Accumulated     Notes
                                     Deferred   Distributions  Receivable   Total
                                  Compensation, In Excess of   Officers /   Shareholders'
                                       net        Net Income  Shareholders  Equity
                                       ---        ----------  ------------  ------
Balance at December 31, 2000      $   (1,019)  $  (62,227)   $  (1,983)  $  174,885
Net income                                --       18,062           --       18,062
Dividends paid to common share-
  holders ($1.27 per share)               --      (25,004)          --      (25,004)
Dividends paid to preferred share-
  holders ($1.3335 per share)             --       (2,667)          --       (2,667)
Common shares issued, net             (1,181)          --           --      101,025
Amortization of deferred
  compensation                           559           --           --          559
Common shares repurchased and
  retired                                 --           --           --         (157)
Repayments on notes                       --           --           10           10
                                  ----------   ----------   ----------   ----------
Balance at December 31, 2001         (1,641)      (71,836)      (1,973)     266,713

Net income                                --       30,595           --       30,595
Dividends paid to common share-
  holders ($1.32 per share)               --      (35,843)          --      (35,843)
Dividends paid to preferred share-
  holders ($0.3465 per share)             --         (693)          --         (693)
Conversion of preferred shares            --           --           --       24,369
Common shares issued, net               (860)          --         (500)      47,100
Amortization of deferred
  compensation                           735           --           --          735
                                  ----------   ----------   ----------   ----------
Balance at December 31, 2002          (1,766)     (77,777)      (2,473)     332,976
Net income                                --       33,649           --       33,649
Dividends paid to common share-
  holders ($1.34 per share)               --      (45,777)          --      (45,777)
Dividends paid to preferred share-
  holders ($0.5702 per share)             --       (1,802)          --       (1,802)
Common shares issued, net             (5,887)          --           --      183,099
Issuance of preferred shares, net         --           --           --       76,315
Amortization of deferred
  compensation                         1,388           --           --        1,388
Repayments on notes                       --           --        2,473           --
                                  ----------   ----------   ----------   ----------
Balance at December 31, 2003      $   (6,265)  $  (91,707)  $       --   $  579,848
                                  ==========   ==========   ==========   ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                                     ($000)
                            Years ended December 31,

                                                                   2003             2002             2001
                                                          -------------------------------------------------
Cash flows from operating activities:
Net income                                                  $    33,649      $    30,595      $    18,062
Adjustments to reconcile net income to net cash
  provided by operating activities, net of effects
  from acquisitions:
    Depreciation and amortization                                29,572           23,375           19,952
    Minority interests                                            4,276            5,707            4,534
    Gains on sales of properties                                 (2,191)          (1,055)              --
    Straight-line rents                                          (3,790)          (2,426)          (2,755)
    Other non-cash charges                                        2,026            1,016            1,508
    Equity in earnings of non-consolidated entities              (5,734)          (5,079)          (3,328)
    Distributions from non-consolidated entities                  8,495            5,704            4,593
    Increase (decrease) in accounts payable and
      other liabilities                                           1,708              539           (2,140)
    Other adjustments, net                                        3,804             (644)             851
                                                           -- ---------      ------------     -----------
Net cash provided by operating activities                        71,815           57,732           41,277
                                                            -----------      ------------     -----------
Cash flows from investing activities:
    Net proceeds from sale/transfer of properties                34,943           20,756            4,107
    Acquisition of the Net Partnerships, net of debt assumed
      and $3,777 in cash                                             --               --          (27,835)
    Investments in properties                                  (327,435)        (114,272)         (19,363)
    Investments in non-consolidated entities                     (6,824)          (5,539)          (5,620)
    Advances to non-consolidated entities                        (2,331)          (2,158)          (4,195)
    Investment in and advances to the Net Partnerships               --               --          (10,979)
    Real estate deposits                                        (23,101)          (4,817)            (436)
    Distribution of loan proceeds from non-consolidated
      entities                                                   26,899               --               --
    Increase in deferred leasing costs                           (1,034)              --               --
                                                            ------------     ------------      -----------
Net cash used in investing activities                          (298,883)        (106,030)         (64,321)
                                                            ------------     ------------      -----------
Cash flows from financing activities:
    Proceeds of mortgages and notes payable                      90,882           49,165          100,194
    Change in credit facility borrowing, net                     63,000           21,000          (31,821)
    Dividends to common and preferred shareholders              (47,579)         (36,536)         (27,671)
    Dividend reinvestment plan proceeds                           7,095            4,870            2,507
    Principal payments on debt, excluding normal amortization  (107,942)         (10,049)         (48,611)
    Principal amortization payments                             (16,121)         (14,091)         (12,354)
    Origination fee amortization payments                          (406)            (372)            (372)
    Common shares issued, net of offering costs                 174,152           41,595           61,021
    Preferred shares issued, net of offering costs               76,315               --               --
    Cash distributions to minority interests                     (6,618)          (6,304)          (6,236)
    Change in escrow deposits and restricted cash                   451           (1,396)          (1,002)
    Increase in deferred expenses                                (3,913)          (1,350)          (3,203)
    Common shares/partnership units repurchased                      --               --             (348)
    Other                                                            --               --               11
                                                            ------------      ------------      -----------
Net cash provided by financing activities                       229,316           46,532           32,115
                                                            ------------      ------------      -----------

Cash attributable to newly consolidated entity                    1,578               --               --
                                                            ------------      ------------      -----------

Change in cash and cash equivalents                               3,826           (1,766)           9,071
Cash and cash equivalents, beginning of year                     12,097           13,863            4,792
                                                             -----------      -----------      -----------
Cash and cash equivalents, end of year                      $    15,923      $    12,097      $    13,863
                                                             ===========      ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

(1)     The Company

Lexington Corporate Properties Trust (the "Company") is a self-managed and self-administered Maryland statutory real estate investment trust ("REIT") that acquires, owns, and manages a geographically diversified portfolio of net leased office, industrial and retail properties and provides investment advisory and asset management services to institutional investors in the net lease area. As of December 31, 2003 the Company owned or had interests in 118 properties in 35 states. The real properties owned by the Company are generally subject to triple net leases to corporate tenants, however six provide for operating expense stops, two are subject to modified gross leases and one required the Company to be responsible for real estate taxes in 2003 and for the tenant to be responsible thereafter.

The Company's Board of Trustees authorized the Company to repurchase, from time to time, up to 2.0 million common shares and/or operating partnership units ("OP Units") in it's three controlled operating partnership subsidiaries, depending on market conditions and other factors. As of December 31, 2003, the Company repurchased approximately 1.4 million common shares/OP Units at an average price of approximately $10.55 per common share/ OP Unit. No shares or OP Units were repurchased in 2003 or 2002.

(2)     Summary of Significant Accounting Policies

Basis of Presentation and Consolidation. The Company's consolidated financial statements are prepared on the accrual basis of accounting. The financial statements reflect the accounts of the Company and its controlled subsidiaries, including Lepercq Corporate Income Fund L.P. ("LCIF"), Lepercq Corporate Income Fund II L.P. ("LCIF II"), Net 3 Acquisition L.P. ("Net 3"), Lexington Realty Advisors, Inc. ("LRA") and Lexington Contributions, Inc. ("LCI"), a wholly owned subsidiary. The Company is the sole equity owner of each of the general partner and majority limited partner of LCIF, LCIF II and Net 3. Effective January 1, 2003, the Company converted its non-voting interest in LRA to a 100% voting interest and accordingly has consolidated LRA in 2003 while it was accounted for under the equity method in 2002 and 2001.

Earnings Per Share. Basic net income per share is computed by dividing net income reduced by preferred dividends, if applicable, by the weighted average number of common shares outstanding during the period. Diluted net income per share amounts are similarly computed but include the effect, when dilutive, of in-the-money common share options and OP Units.

Recently Issued Accounting Standards. In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities ("VIEs"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidated the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to adopt FIN 46R in the first fiscal period beginning after March 15, 2004. Upon adoption of FIN 46R, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. It is not anticipated that the effect on the Company's Consolidated Financial Statements would be material.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"), was issued in May 2003. SFAS 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS 150 also includes required disclosures for financial instruments within its scope. For the Company, SFAS 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, SFAS 150 will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of SFAS 150.

In April 2002, FASB Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"), was issued. SFAS 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS 145 also amends FASB Statement No. 13, Accounting for Leases, to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of Statement 145 related to the rescission of FASB Statement No. 4, Reporting Gains and Losses from
Extinguishment of Debt, were applied in fiscal years beginning after May 15, 2002. The provisions of SFAS 145 related to SFAS 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 required the Company to record as debt satisfaction charges, as a component of continuing operations, costs incurred in the early retirement of debt instead of as an extraordinary item.

In June 2002, FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"), was issued. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of SFAS 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 had no impact on the Company.

In November 2002, FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34 ("FIN 45"), was issued. FIN 45 enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognized, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the FIN 45 were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no impact on the Company.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

In December 2002, FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123 ("SFAS 148"), was issued. SFAS 148 amends FASB SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements. Disclosures required by this standard are included in the notes to these consolidated financial statements.

Use of Estimates. Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these consolidated financial statements in conformity with generally accepted accounting principles. The most significant estimates made include the recoverability of accounts receivable (primarily related to straight-line rents) and the useful lives of assets. Actual results could differ from those estimates.

Purchase Accounting for Acquisition of Real Estate. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and improvements based on management's determination of relative fair values of these assets. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the difference between the current in-place lease rent and a management estimate of current market rents.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the excess of (i) the purchase price paid for a property over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease. The value of in-place leases and customer relationships are amortized to expense over the remaining non-cancelable periods of the respective leases.

Revenue Recognition. The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13 Accounting for Leases, as amended ("SFAS 13"). SFAS 13 requires that revenue be recognized on a straight line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property.

Gains on sales of real estate are recognized pursuant to the provisions of Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate ("SFAS 66"). The specific timing of the sale is measured against various criteria in SFAS 66 related to the terms of the transactions and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria are not met, the gain is deferred and the finance, installment or cost recovery method, as appropriate, is applied until the sales criteria are met.

Accounts Receivable. The Company continuously monitors collections from its tenants and would make a provision for estimated losses based upon historical experience and any specific tenant collection issues that the Company has identified.

Real Estate. The Company evaluates the carrying value of all real estate held to determine if an impairment has occurred which would require the recognition of a loss. The evaluation includes reviewing anticipated cash flows of the property, based on current leases in place, coupled with an estimate of proceeds to be realized upon sale. However, estimating future sale proceeds is highly subjective and such estimates could differ materially from actual results.

Depreciation is determined by the straight-line method over the remaining estimated economic useful lives of the properties. The Company generally depreciates buildings and building improvements over periods not exceeding 40 years, land improvements over a 20-year period, and fixtures and equipment over a 12-year period.

Only costs incurred to third parties in acquiring properties are capitalized. No internal costs (rents, salaries, overhead) are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations which extend the useful life of the properties are capitalized.

Investments  in  non-consolidated   entities.   The  Company  accounts  for  its
investments in less than 50% owned entities under the equity method unless pursuant to FIN 46R consolidation is required.

Deferred Expenses. Deferred expenses consist primarily of debt placement costs, and are amortized using the straight-line method, which approximates the interest method, over the terms of the debt instruments and leasing costs which are amortized over the life of the lease.

Deferred Compensation. Deferred compensation consists of the value of non-vested common shares issued by the Company to employees and trustees. The deferred compensation is amortized ratably over the vesting period which generally is five years.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

Tax Status. The Company has made an election to qualify, and believes it is operating so as to qualify, as a REIT under the Internal Revenue Code. A REIT is generally not subject to Federal income tax on that portion of its REIT taxable income which is distributed to its shareholders, provided that at least 90% of taxable income is distributed. As distributions have equaled or exceeded taxable income, no provision for Federal income taxes has been made. State and local income taxes, which are not significant, have been provided for those states and localities in which the Company operates and is subject to an income tax. LRA and LCI have elected to be treated as taxable REIT subsidiaries.

A summary of the average taxable nature of the Company's common dividends for each of the years in the three year period ended December 31, 2003 is as follows:

                                        2003           2002             2001
                                  ----------------------------------------------

Total common dividends per share  $      1.34    $      1.32      $      1.27
                                      =======        =======          =======

Ordinary income                         68.94%         77.89%           95.46%
Short-term capital gain                    --           2.27               --
15% rate gain                            3.10             --               --
20% rate gain                              --           4.12               --
25% rate gain                            0.70           5.65               --
Return of capital                       27.26          10.07             4.54
                                      -------        -------           ------
                                       100.00%        100.00%          100.00%
                                      =======        =======           ======

Cash and Cash Equivalents. The Company considers all highly liquid instruments with maturities of three months or less from the date of purchase to be cash equivalents.

Common Share Options. The Company has elected to continue to account for its option plan under the recognition provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized with regard to options granted in the Consolidated Statements of Income.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

Common share options granted generally vest ratably over a four-year term and expire five years from the date of grant. The following table illustrates the effect on net income and earnings per share if the fair value based method had been applied to all outstanding common share option awards in each period:

                                                          2003           2002            2001
                                                     -------------- --------------- ---------------
Net income allocable to common shareholders,
   as reported - basic                                  $   30,257     $   29,902      $   15,353
   Add:  Stock based employee compensation
   expense included in reported net income                      --             --              --
   Deduct:  Total stock based employee
   compensation expense determined under fair
   value based method for all awards                           509            975           1,409
                                                         ---------      ---------       ---------
Pro forma net income - basic                            $   29,748     $   28,927      $   13,944
                                                         =========      =========       =========

Net income per share - basic
   Basic - as reported                                  $     0.89     $     1.11      $     0.79
                                                         =========      =========       =========
   Basic - pro forma                                    $     0.87     $     1.07      $     0.71
                                                         =========      =========       =========

Net income allocable to common shareholders,
   as reported - diluted                                $   34,740     $   29,902      $   15,353
   Add:  Stock based employee compensation
   expense included in reported net income                      --             --              --
   Deduct:  Total stock based employee
   compensation expense determined under fair
   value based method for all awards                           509            975           1,409
                                                         ---------      ---------       ---------
Pro forma net income - diluted                          $   34,231     $   28,927      $   13,944
                                                         =========      =========       =========

Net income per share - diluted
   Diluted - as reported                                $     0.88     $     1.09      $     0.77
                                                         =========      =========       =========
   Diluted - pro forma                                  $     0.87     $     1.06      $     0.70
                                                         =========      =========       =========

The per share weighted average fair value of options granted during 2002 and 2001 were estimated to be $2.42 and $2.00, respectively, using a Black-Scholes option pricing formula. The more significant assumptions underlying the determination of such fair values include: (i) a risk free interest rate of 3.32% in 2002 and 3.35% in 2001; (ii) an expected life of five years; (iii) volatility factors of 15.11% and 15.79% for 2002 and 2001, respectively; and
(iv) actual dividends paid. The value of common share options issued in 2003 were estimated to be $2.42.

Reclassifications. Certain amounts included in prior years' financial statements have been reclassified to conform with the current year presentation, including conforming the Consolidated Statements of Income to rule 5-03 of Regulation S-X. In addition, the Company has reclassified certain income statement captions as a result of properties held for sale as of September 30, 2004 and properties sold during 2004, which are presented as discontinued operations.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)



(3)     Earnings Per Share

The following is a reconciliation of numerators and denominators of the basic and diluted earnings per share computations for each of the years in the three year period ended December 31, 2003:

                                                     2003          2002            2001
                                                  ------------ ------------- -----------------
BASIC
Income from continuing operations                 $     28,147 $     25,844  $     15,995
Less - dividends attributable to preferred shares       (3,392)        (693)       (2,709)
                                                    -----------  -----------   ----------
Income attributed to common shareholders from
   continuing operations                                24,755       25,151        13,286
Total income from discontinued operations                5,502        4,751         2,067
                                                    ----------   ----------    ----------
Net income attributed to common shareholders      $     30,257 $     29,902  $     15,353
                                                    ==========   ==========    ==========

Weighted average number of common shares
   outstanding                                      34,074,935   27,026,789    19,522,323
                                                    ==========   ==========    ==========


Income per common share - basic:
Income from continuing operations                 $       0.73 $       0.93  $       0.68
Income from discontinued operations                       0.16         0.18          0.11
                                                    ----------   ----------    ----------
Net income                                        $       0.89 $       1.11  $       0.79
                                                    ==========   ==========    ==========

DILUTED

Income attributed to common shareholders from
   continuing operations - basic                  $     24,755 $     25,151  $     13,286
Add - incremental income attributed to assumed
   conversion of dilutive securities                     3,644           --            --
                                                    ----------   -----------    ---------
Income attributed to common shareholders from
   continuing operations                                28,399       25,151        13,286
Income from discontinued operations                      6,341        4,751         2,067
                                                    ----------   ----------    ----------
Net income attributed to common shareholders      $     34,740 $     29,902  $     15,353
                                                    ==========   ==========    ==========

Weighted average number of shares used in
   caculation of basic earnings per share           34,074,935   27,026,789    19,522,323
Add - incremental shares representing:
Shares issuable upon exercise of employee
   share options                                       202,504      300,102       340,557
Shares issuable upon conversion of dilutive
   securities                                        5,216,433           --            --
                                                    ----------   -----------    ---------
Weighted average number of shares used in
   calculation of diluted earnings per common
   share                                            39,493,872   27,326,891    19,862,880
                                                  ============ ============  ============

Income per common share - diluted:
Income from continuing operations                 $       0.72 $       0.92  $       0.67
Income from discontinued operations                       0.16         0.17          0.10
                                                    ----------   ----------    ----------
Net income                                        $       0.88 $       1.09  $       0.77
                                                    ==========   ==========    ==========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

(4)     Investments in Real Estate

During 2003 and 2002, the Company made the following acquisitions, excluding acquisitions made by non-consolidated entities:

                                                                                            Net
                                                                                          Rentable
     Date of                                                        Acquisition   Lease    Square
     Acquisition  Tenant                          Location              Cost     Expires    Feet
     ------------ ------------------------------- ----------------- ------------ ------- ----------
     2003
     ----
     February     Oce Printing Systems USA, Inc.  Boca Raton, FL     $  23,551   2020      143,290
     June         Owens Corning                   Minneapolis, MN        4,610   2015       18,620
     July         The McGraw-Hill Companies, Inc. Dubuque, IA           11,424   2017      330,988
     August       Verizon Wireless                Greenville, SC        21,745   2012      192,884
     September    Tower Automotive Products
                  Company                         Plymouth, MI          20,710   2012      290,133
     October      Nextel Communications of
                  Texas, Inc.                     Temple, TX            15,301   2016      108,800
     October      Nextel West Corporation         Bremerton, WA         11,301   2016       60,200
     December     Employees Reinsurance
                  Corporation                     Overland Park, KS     53,779   2018      320,198
     December     Employees Reinsurance
                  Corporation                     Kansas City, MO       25,676   2019      166,641
     December     Bell South Mobility, Inc.       Baton Rouge, LA       10,742   2012       70,100
     December     Minnesota Mining and
                  Manufacturing                   Wallingford, CT        5,525   2010       44,400
     December     Siemens Dematic Postal
                  Automation L.P.                 Arlington, TX         30,286   2014      233,783
     December     James Hardie Building
                  Products, Inc.                  Waxahachie, TX        32,568   2020      425,816
                                                                      --------             -------
                                                                     $ 267,218           2,405,853
                                                                      ========           =========
     2002
     ----
     March        Apria Healthcare Group, Inc.    Lake Forest, CA    $  16,970   2012      100,012
     August       Quest Diagnostics, Inc.         Valley Forge, PA      19,500   2011      109,281
     August       AdvancePCS, Inc.                Knoxville, TN          8,100   2013       59,748
     September    Anda Pharmaceuticals, Inc       Groveport, OH         11,800   2012      354,676
     December     North American Van Lines        Westmont, IL          24,825   2015      269,715
     December     Wells Fargo Home Mortgage       Fort Mill, SC         17,933   2013      169,083
                                                                      --------             -------
                                                                     $  99,128           1,062,515
                                                                      ========           =========

The 2003 acquisitions do not include the purchases of a property in Novato, California and Malvern, Pennsylvania which were acquired by the Company and subsequently transferred to a joint venture during 2003. The Company received $23,849 in cash resulting from these transfers.

The Company sold four properties, to unrelated parties, in 2003, four properties and one building in the Palm Beach Gardens, Florida property in 2002 and one property in 2001 for aggregate net proceeds of $11,094, $16,342 and $4,107, respectively, which resulted in gains in 2003, 2002 and 2001 of $2,191, $1,055 and $0, respectively. In addition, the Company sold in 2002 a 77.3% interest in a property (along with the related non-recourse mortgage) in Florence, South Carolina for net proceeds of $4,414 and deferred a $671 gain on sale since the purchasers can put their interests in the property to the Company for a six month period commencing January 2004 for $4,581.

During 2002, the Company expanded its property in Lancaster, California net leased to Michaels Stores, Inc. The expansion, which cost $15,200, is leased to the tenant through September 2019 for an annual rent of $1,808. In connection with the expansion, the initial lease term was also extended to September 2019.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

(5)     Discontinued Operations and Assets Held For Sale

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 established criteria beyond that previously specified in Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"), to determine when a long-lived asset is classified as held for sale, and it provides a single accounting model for the disposal of long-lived assets. SFAS 144 was effective beginning January 1, 2002. In accordance with SFAS 144, the Company now reports as discontinued operations assets held for sale (as defined by SFAS 144) as of the end of the current period and assets sold subsequent to January 1, 2002. All results of these discontinued operations are included in a separate component of income on the Consolidated Statements of Income under discontinued operations.

At December 31, 2003, the Company has three properties held for sale with an aggregate carrying value of $36,478, two of which were sold in 2004. One of these properties is encumbered by a non-recourse mortgage payable of $1,445.

In addition, the Company has also classified properties held for sale at September 30, 2004 and properties sold in 2004 as discontinued operations.

The following presents the operating results for the properties sold and held for sale during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 for the applicable periods:

                                                  Year ended December 31,
                                             2003           2002         2001
                                             ----           ----         ----
Rental revenues                            $   5,477     $   6,186     $   5,107
Pre-tax income, including gains on sales   $   5,663     $   4,751     $   2,067

(6)     Investment in Non-Consolidated Entities

The Company has investments in various real estate joint ventures. The business of each joint venture is to acquire, finance, hold for investment or sell single tenant net leased real estate.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

Lexington Acquiport Company, LLC
--------------------------------

Lexington Acquiport Company, LLC ("LAC"), is a joint venture with the Comptroller of the State of New York as Trustee for the Common Retirement Fund ("CRF"). The joint venture agreement expires in December 2011. The Company and CRF originally committed to contribute up to $50,000 and $100,000, respectively, to invest in high quality office and industrial net leased real estate. Through December 31, 2003 total contributions to LAC were $144,332. In 2003, the Company and CRF purchased a property outside the LAC joint venture which required an aggregate capital contribution of $3,751. The partners agreed that the aggregate of these contributions would close the funding obligations to LAC. LRA earns annual management fees of 2% of rent collected and acquisition fees equaling 75 basis points of purchase price of each property investment. All allocations of profit, loss and cash flows are made one-third to the Company and two-thirds to CRF.

During 2001, the Company and CRF announced the formation of Lexington Acquiport Company II, LLC ("LAC II"). The Company and CRF have committed $50,000 and
$150,000, respectively. In addition to the fees LRA currently earns on acquisitions and asset management in LAC, LRA will also earn 50 basis points on all mortgage debt directly placed in LAC II. All allocations of profit, loss and cash flows from all properties acquired by this joint venture will be allocated 25% to the Company and 75% to CRF. As of December 31, 2003, LAC II has not made any investments.

CRF can presently elect to put their equity position in LAC to the Company. The Company has the option of issuing common shares for the fair market value of CRF's equity position (as defined) or cash for 110% of the fair market value of CRF's equity position. The per common share value of shares issued for CRF's equity position will be the greater of (i) the price of the Company's common shares on the closing date (ii) the Company's funds from operations per share (as defined) multiplied by 8.5 or (iii) $13.40 for LAC properties (all properties that are currently owned) and $15.20 for LAC II properties purchased. The Company has the right not to accept any property (thereby reducing the fair market value of CRF's equity position) that does not meet certain underwriting criteria (e.g. lease term and tenant credit). In addition, the operating agreement contains a mutual buy-sell provision in which either partner can force the sale of any property.

During 2003 and 2002, LAC made the following investments:

                                                                                         Net
                                                                                       Rentable
     Date of                                                     Acquisition  Lease     Square
     Acquisition    Tenant                       Location           Cost     Expires     Feet
     -------------- ---------------------------- --------------- ----------- ------- ------------
     2003
     March          Motorola, Inc.               Farmington       $ 32,650   2016      119,829
                                                 Hills, MI
     December       Honeywell, International,    Colorado
                    Inc.                         Springs, CO        16,800   2013      166,575
                                                                    ------           ---------
                                                                  $ 49,450             286,404
                                                                    ======           =========

     2002
     August         TNT Logistics North          Laurens, SC      $ 27,100   2012    1,164,000
                    America, Inc.
     August         TNT Logistics North          Temperance, MI
                    America, Inc.                                   18,186   2012      752,000
                                                                    ------           ---------
                                                                  $ 45,286           1,916,000
                                                                    ======           =========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


Summarized balance sheet data as of December 31, 2003 and 2002 and income statement data for the years ended December 31, 2003, 2002 and 2001 is as follows:

                                                  2003                    2002
                                             ---------               ---------
     Real estate, net                   $      328,525          $      286,311
     Note receivable                            11,009                  11,009
     Cash and cash equivalents                   2,309                   3,989
     Other assets                               11,712                   6,580
                                             ---------               ---------
                                        $      353,555          $      307,889
                                             =========               =========
     Mortgages payable                  $      211,071          $      180,223
     Other liabilities                           6,617                   1,934
     Equity                                    135,867                 125,732
                                             ---------               ---------
                                        $      353,555          $      307,889
                                             =========               =========
                                                  2003                    2002                   2001
                                             ---------               ---------              ---------
     Revenues                           $       36,696          $       31,228         $       28,661
     Interest expense                          (14,453)                (12,628)               (11,910)
     Depreciation of real estate                (6,786)                 (5,408)                (4,932)
     Other                                      (3,147)                 (2,925)                (3,147)
                                             ----------              ----------             ---------
           Net income                   $       12,310          $       10,267         $        8,672
                                             =========               =========              =========

As of December 31, 2003, the LAC properties are 100% leased and have scheduled lease expiration dates ranging from 2009 to 2016.

Minimum future rental receipts under the non-cancelable portion of the tenant leases, assuming no new or negotiated leases, for the next five years and thereafter are as follows:

                       Year ending
                       December 31,
                       ------------

                       2004                                $           36,259
                       2005                                            38,262
                       2006                                            38,842
                       2007                                            39,468
                       2008                                            39,912
                       Thereafter                                      67,275
                                                                  -----------
                                                           $          260,018
                                                                  ===========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


The mortgages payable bear interest at rates ranging from 5.42% to 8.19% and mature at various dates ranging from 2010 to 2012. Scheduled principal amortization and balloon payments for the mortgages for the next five years and thereafter are as follows:

                Year ending               Scheduled              Balloon
                December 31,              Amortization           Payments                Total
                ------------              ------------           --------                -----

                2004                  $      2,881           $            --          $     2,881
                2005                         3,160                        --                3,160
                2006                         3,410                        --                3,410
                2007                         3,705                        --                3,705
                2008                         3,969                        --                3,969
                Thereafter                  11,738                  182,208               193,946
                                          --------               ----------              --------
                                      $     28,863           $      182,208          $    211,071
                                          ========               ==========              ========

In 2003, the Company and CRF have purchased a property outside the LAC partnership for $22,700. The property is subject to a lease through 2021, but can be canceled by the tenant in September 2011 with a payment of $23,433. If cancelled after September 2011 the termination payment is determined based upon a scheduled amount. In all situations the termination payment exceeds the estimated balance outstanding on the non-recourse mortgage encumbering the property.

The property acquisition was partially funded through the assumption of a $19,182 non-recourse mortgage that bears interest at 6.73% and matures in 2021. There are no principal amortization payments required under this note from 2004 through 2008.

During 2003, LRA earned an acquisition fee of $114. All allocations of profit, loss and cash flows are made one-third to the Company and two-thirds to CRF. In addition, LRA earns fees under the same structure as the LAC agreement.

Minimum future rental receipts under the non-cancelable portion of the tenant lease, assuming no new or negotiated lease, for the next five years and thereafter are as follows:

                       Year ending
                       December 31,
                       ------------

                       2004                                $            1,833
                       2005                                             1,833
                       2006                                             1,665
                       2007                                             1,665
                       2008                                             1,315
                       Thereafter                                       3,884
                                                                  -----------
                                                           $           12,195
                                                                  ===========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


Lexington Columbia LLC

Lexington Columbia LLC ("Columbia") is a joint venture established December 30, 1999 with a private investor. Its sole purpose is to own a property in Columbia, South Carolina net leased to Blue Cross Blue Shield of South Carolina, Inc. through September 2009. The purchase price of the property was approximately $42,500 and was partially funded through a 10 year, $25,300 non-recourse mortgage note bearing interest at 7.85%. In accordance with the operating agreement, net cash flows, as defined, will be allocated 40% to the Company and 60% to the partner until both parties have received a 12.5% return on capital. Thereafter cash flows will be distributed 60% to the Company and 40% to the partner.

During 2001, Columbia expanded the property by 107,894 square feet bringing the total square feet of the property to 456,304. The $10,900 expansion was funded 40% by the Company and 60% by the partner. The tenant has leased the expansion through September 2009 for an average annual rent of $2,000. Cash flows from the expansion will be distributed 40% to the Company and 60% to the partner.

LRA earns annual asset management fees of 2% of rents collected.

Summarized financial information for the underlying property investment as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 is as follows:

                                                  2003                        2002
                                            ----------                  ----------

     Real estate, net                   $       46,465              $       48,454
     Other assets                                2,727                       2,438
                                            ----------                  ----------
                                        $       49,192              $       50,892
                                            ==========                  ==========
     Mortgage payable                   $       24,410              $       24,653
     Accrued interest                              165                         167
     Equity                                     24,617                      26,072
                                            ----------                  ----------
                                        $       49,192              $       50,892
                                            ==========                  ==========

                                                  2003                    2002                  2001
                                             ---------               ---------             ---------
     Rental income                          $    6,930              $    6,930            $    5,412
     Interest expense                           (1,952)                 (1,970)               (1,851)
     Depreciation                               (1,988)                 (1,988)               (1,664)
     Other                                        (184)                   (196)                 (133)
                                             ----------              ----------            ----------
          Net income                        $    2,806              $    2,776            $    1,764
                                             =========               =========             =========

Minimum future rental receipts under the non-cancelable operating lease, assuming no new or renegotiated lease, for the next five years and thereafter is as follows:

                       Year ending
                       December 31,

                       2004                                $            6,655
                       2005                                             7,377
                       2006                                             7,377
                       2007                                             7,377
                       2008                                             7,377
                       Thereafter                                       5,531
                                                                  -----------
                                                           $           41,694
                                                                  ===========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


Scheduled principal amortization and balloon payment for the mortgage payable for the next five years and thereafter is as follows:

                Year ending               Scheduled              Balloon
                December 31,              Amortization           Payment                 Total
                ------------              ------------           -------                 -----
                2004                  $        257           $         --            $        257
                2005                           284                     --                     284
                2006                           307                     --                     307
                2007                           332                     --                     332
                2008                           355                     --                     355
                Thereafter                     289                 22,586                  22,875
                                          --------              ---------                --------
                                      $      1,824           $     22,586            $     24,410
                                          ========              =========                ========

Lexington/Lion Venture L.P.

Lexington/Lion Venture LP ("LION") was formed on October 1, 2003 by the Company and CLPF-LXP/Lion Venture GP, LLC ("Clarion"), to invest in high quality single tenant net leased retail, office and industrial real estate. The limited partnership agreement provides for a ten-year term unless terminated sooner pursuant to the terms of the partnership agreement. The limited partnership agreement provides for the Company and Clarion to invest up to $30,000 and $70,000, respectively, and to leverage these investments up to a maximum of 60%. LRA earns acquisition and asset management fees as defined in the operating agreement. All allocation of profit, loss and cash flows are made 30% to the Company and 70% to Clarion until each partner receives a 12% internal rate of return. The Company is eligible to receive a promoted interest of 15% of the internal rate of return in excess of 12%. No promoted interest was earned in 2003.

Clarion can elect to put their equity position in LION to the Company commencing when $100,000 in capital is contributed to the venture or January 2, 2006, whichever occurs first. The Company has the option of issuing common shares for the fair market value of Clarion's equity position (as defined) or cash for 100% of the fair market value of Clarion's equity position. The per common share value of shares issued for Clarion's equity position will be the greater of (i) the price of the Company's common shares on the closing date (ii) the Company's funds from operations per share (as defined) multiplied by 9.5 or (iii) $19.00. The Company has the right not to accept any property (thereby reducing the fair market value of Clarion's equity position) that does not meet certain underwriting criteria (e.g. lease term and tenant credit). In addition, the operating agreement contains a mutual buy-sell provision in which either partner can force the sale of any property.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


Summarized balance sheet data as of December 31, 2003 and income statement data for the period October 1, 2003 (date of inception) to December 31, 2003 is as follows:


     Real estate, net                                 $       70,648
     Cash                                                      1,006
     Other assets                                              4,331
                                                           ---------
                                                      $       75,985
                                                           =========
     Mortgages payable                                $       36,206
     Other liabilities                                           791
     Equity                                                   38,988
                                                           ---------
                                                      $       75,985
                                                           =========

     Rental income                                    $        1,334
                                                           ---------

     Interest expense                                           (268)
     Operating expenses                                         (321)
     Depreciation and amortization expenses                     (313)
                                                           ----------
                                                                (902)
                                                           ---------
     Net income                                       $          432
                                                           =========


As of December 31, 2003, LION owns the following properties:

                                                                                        Net
                                                                                      Rentable
     Date of                                                     Acquisition  Lease    Square
     Acquisition    Tenant                       Location           Cost     Expires    Feet
     -------------- ---------------------------- --------------- ----------- ------- ----------
     October        Greenpoint Mortgage          Novato, CA
                    Funding, Inc.                                 $ 39,574   2011     124,600
     October        Linens `n Things, Inc.       Logan
                                                 Township, NJ       12,586   2009     262,644
     December       Ikon Office Solutions, Inc.  Malvern, PA        22,399   2013     106,855
                                                                    ------            -------
                                                                  $ 74,559            494,099
                                                                    ======            =======

The Novato, California and Malvern, Pennsylvania properties were contributed by the Company and the Logan Township, New Jersey property was contributed by Clarion. In addition, Clarion paid the Company $23,849 for its net equity position in the properties.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

Minimum future rental receipts under non-cancelable tenant operating leases, assuming no new or negotiated leases, for the next five years and thereafter are as follows:

                       Year ending
                       December 31,
                       ------------

                       2004                                $            7,481
                       2005                                             7,646
                       2006                                             7,831
                       2007                                             8,052
                       2008                                             8,237
                       Thereafter                                      23,609
                                                                  -----------
                                                           $           62,856
                                                                  ===========

Scheduled principal amortization and balloon payments for the mortgages payable for the next five years and thereafter are as follows:

                Year ending               Scheduled            Balloon
                December 31,              Amortization         Payments             Total
              ----------------          ----------------     ------------        ------------
                2004                     $     441            $        --        $        441
                2005                           473                     --                 473
                2006                           501                     --                 501
                2007                           531                     --                 531
                2008                           557                     --                 557
                Thereafter                   2,160                 31,543              33,703
                                           -------              ---------            --------
                                         $   4,663            $    31,543        $     36,206
                                           =======              =========            ========


Lexington Florence LLC
----------------------

Lexington  Florence LLC  ("Florence") is a joint venture  established in January
2002 with unaffiliated investors. Its sole purpose is to own a property in Florence, South Carolina net leased to Washington Mutual Home Loans, Inc. through June 2008. The property is encumbered by a non- recourse mortgage bearing interest at 7.50% per annum which matures February 2009. The Company sold a 77.3% interest in Florence to the unaffiliated investors for $4,581. The investors have the right to put their interests in Florence to the Company for OP Units in LCIF (valued at $4,581). The number of OP Units issued will have a minimum price of $13.92 and a maximum price of $15.82. The put is effective beginning in January 2004 and expires in June 2004.

LRA earns annual asset management fees of 3.5% of rents collected.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

Summarized financial information for the underlying property investment as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and for the period January 25, 2002 (date of inception) to December 31, 2002 is as follows:

                                                          2003                           2002
                                                          ----                           ----
                 Real estate, net                 $       15,227                 $       15,544
                 Other assets                                876                            656
                                                      ----------                     ----------
                                                  $       16,103                 $       16,200
                                                      ==========                     ==========
                 Mortgage payable                 $        9,395                 $        9,544
                 Other liabilities                           164                            163
                 Equity                                    6,544                          6,493
                                                      ----------                     ----------
                                                  $       16,103                 $       16,200
                                                      ==========                     ==========
                 Rental income                    $        1,699                 $        1,576
                 Interest expense                           (720)                          (676)
                 Depreciation                               (317)                          (304)
                 Other                                       (56)                           (46)
                                                      ----------                     ----------
                      Net income                  $          606                 $          550
                                                      ==========                     ==========

Minimum future rental receipts under the non-cancelable operating lease, assuming no new or renegotiated lease, for the next five years and thereafter is as follows:

                       Year ending
                       December 31,
                       ------------

                       2004                                $    1,750
                       2005                                     1,750
                       2006                                     1,750
                       2007                                     1,750
                       2008                                       875
                                                              -------
                                                           $    7,875

Scheduled principal amortization and balloon payment for the mortgage payable for the next five years and thereafter is as follows:

                Year ending             Scheduled              Balloon
                December 31,            Amortization           Payment                   Total
              ----------------        ----------------       ------------            ------------
                2004                  $        158           $         --            $        158
                2005                           173                     --                     173
                2006                           186                     --                     186
                2007                           201                     --                     201
                2008                           216                     --                     216
                Thereafter                      18                  8,443                   8,461
                                          --------               --------                --------
                                      $        952           $      8,443            $      9,395
                                          ========               ========                ========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

(7)     Mortgages and Notes Payable
The following table sets forth certain information regarding the Company's mortgage and notes payable as of December 31, 2003 and 2002:

                                                                                   2004
                                                                                 Estimated
                                                                                  Annual
                                                                                    Debt
Property Level Debt - Fixed                              Interest                 Service     Balloon
Rate                                2003        2002       Rate       Maturity      (g)       Payment
------------------------------- ------------ ----------- ----------- ----------- ---------- ----------
Gainesville, GA (first)         $      18    $     219    13.000%    01-01-04    $     18   $     --
Oxon Hill, MD                          94          457     6.250%    03-01-04          95         --
Bethesda, MD                           --        1,955     9.250%    05-01-06          --         --
Warren, OH                         21,172       25,615     7.000%    10-01-07       6,160         --
Bristol, PA                         9,729        9,833     7.400%    02-01-08         831      9,262
Boca Raton, FL (f)                 15,275           --     5.250%    03-01-08         802     15,275
Decatur, GA                         6,695        6,830     6.720%    06-01-08         579      6,049
Phoenix, AZ                        14,231       14,553     7.890%    06-05-08       1,434     12,591
Palm Beach Gardens, FL             11,341       11,509     7.010%    06-15-08         970     10,418
Dubuque, IA                         7,351           --     4.890%    08-01-08         513      6,588
Canton, OH                          3,325        3,395     7.150%    08-11-08         313      2,936
Spartanburg, SC                     2,762        2,819     7.150%    08-11-08         260      2,438
Hebron, KY                          5,340        5,414     7.000%    10-23-08         451      4,935
Gainesville, GA (e) (second)          902          837     7.500%    01-01-09         200         --
Ocala, FL                          13,059       13,429     7.250%    02-01-09       1,332     10,700
Canton, OH                          1,578        1,823     9.490%    02-28-09         388         --
Baton Rouge, LA                     1,898        1,969     7.375%    03-01-09         208      1,478
Bristol, PA                         6,053        6,190     7.250%    04-01-09         571      5,228
Livonia, MI (2 properties)         11,026       11,133     7.800%    04-01-09         992     10,236
Henderson, NC                       4,414        4,497     7.390%    05-01-09         417      3,854
Westland, MI                        2,938        3,320    10.500%    09-01-09         683         --
Salt Lake City, UT                 13,409       15,204     7.610%    10-01-09       2,901         --
Richmond, VA                       16,472       16,633     8.100%    02-01-10       1,511     15,257
Hampton, VA                         4,473        4,512     8.260%    04-01-10         415      4,144
Hampton, VA                         7,294        7,357     8.270%    04-01-10         677      6,758
Tampa, FL (Queen Palm Dr.)          6,034        6,096     6.880%    08-01-10         485      5,495
Tampa, FL (North 30th)              8,342        8,427     6.930%    08-01-10         674      7,603
Herndon, VA                        18,807       18,964     8.180%    12-05-10       1,723     17,301
San Diego, CA                       4,252        4,347     7.500%    01-01-11         411      3,420
Tuscon, AZ                          2,444        2,483     7.500%    01-01-11         226      2,076
Columbia, SC                        3,419        3,472     7.540%    01-01-11         317      2,905
Valley Forge, PA                   13,080       13,306     7.120%    02-10-11       1,166     10,927
Glendale, AZ                       14,777       14,930     7.400%    04-01-11       1,258     13,365
Auburn Hills, MI                    7,198        7,325     7.010%    06-01-11         637      5,918
Plymouth, MI                        4,787        4,866     7.960%    07-01-11         463      3,949
Greenville, SC                     13,886           --     4.415%    01-01-12         841     11,806
New Kingston, PA                    7,265        7,364     7.790%    01-01-12         678      6,101
Mechanicsburg, PA                   5,363        5,437     7.780%    01-01-12         500      4,503
New Kingston, PA                    3,462        3,509     7.780%    01-01-12         323      2,906
Lake Forest, CA                    10,832       10,939     7.260%    02-01-12         901      9,708
Groveport, OH (c)                   7,800        7,800     6.030%    10-01-12         535      6,860
Plymouth, MI                       12,776           --     6.220%    12-10-12       1,026     10,026
Dallas, TX                         21,348       21,785     7.490%    12-31-12       2,020     16,030
Fort Mill, SC                      11,523       11,657     6.000%    01-01-13         839      9,904
Lancaster, CA (first)              10,611       10,761     7.020%    09-01-13         900      8,637
Lancaster, CA (second)              8,903           --     5.920%    09-01-13         642      7,518
Knoxville, TN (d)                   5,295        5,330     5.950%    09-01-13         381      4,496
Eau Claire, WI                      2,220        2,360     8.000%    07-01-14         313         --
Franklin, NC                        1,965        2,053     8.500%    04-01-15         263         --
Southborough, MA                    2,132        2,251     7.500%    09-01-15         275         --


                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

                                                                                   2004
                                                                                 Estimated
                                                                                  Annual
Property Level Debt - Fixed                              Interest                  Debt      Balloon
Rate                                2003        2002     Rate         Maturity   Service(g)  Payment
------------------------------- ------------ ----------- ----------- ----------- ---------- ----------
Danville, IL                        6,623            --     9.000%    01-01-16         692      4,578
Temple, TX                          9,200            --     6.090%    01-01-16         668      7,446
Bremerton, WA                       6,800            --     6.090%    04-01-16         494      5,465
Dillon, SC                         12,111            --     7.900%    12-01-16       1,263      5,273
Westmont, IL                       16,170            --     6.210%    03-01-18       1,292      9,662
REMIC Financing (i)                    --        63,054         --          --          --         --
Salt Lake City, UT (i)                 --         5,145         --          --          --         --
                                  -------        ------   --------                  -------    -------
                                  440,274       413,164    7.073%                   44,927     332,025
                                  -------       -------   --------                  -------    -------

Property Level Debt - Variable
Rate
-------------------------------
Milpitas, CA (a) (b)               15,666       17,100     4.140%    07-01-04       2,253      14,456
Marlborough, MA (i)                    --        8,102         --          --          --          --
Hebron, OH (i)                         --        9,651         --          --          --          --
                                  -------       ------   ---------                 ------     -------
                                   15,666       34,853     4.140%                   2,253      14,456
                                   ------       ------   --------                  ------     -------

Corporate Level Debt
--------------------
Credit Facility (h)                94,000       31,000     2.640%    08-01-06       2,516      94,000
Warren, OH (i)                         --       12,500         --          --          --          --
                                   ------       ------   --------                  ------     -------
                                   94,000       43,500     2.640%                   2,516      94,000
                                   ------       ------   --------                  ------     -------

Total                           $ 549,940    $ 491,517     6.232%                $ 49,696  $  440,481
                                  =======      =======   ========                  ======    ========

(a) Floating rate debt, 30 day LIBOR plus 297 basis points. The Company has the ability to extend maturity date to July 1, 2005 (spread increases to 350 basis points) and to July 1, 2006 (spread increases to 400 basis points).

(b) All property cash flows net of interest expense are used for principal amortization.

(c) Interest only through April 2004, and $563 in annual debt service thereafter.

(d) Interest only through May 2003, and $381 in annual debt service thereafter.

(e) Mortgage is accrual only through 01/31/04. Commencing 02/01/04 annual debt service of $218 is due.

(f) Interest only through maturity.

(g) For mortgages with less than twelve months to maturity, amounts represent remaining payments.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


(h) In 2003, the Company obtained a $100,000 unsecured revolving credit facility, which expires August 2006, bears interest at 150-250 basis points over LIBOR depending on the amount of properties the Company owns free and clear of mortgage debt and has an interest rate period of one, three or six months, at the option of the Company, which rate at December 31, 2003 was 2.64%. The credit facility is provided by Fleet National Bank, as Administrative Agent and Wachovia Bank, National Association, as Syndication Agent. The credit facility contains various leverage, debt service coverage, net worth maintenance and other customary covenants with which the Company is in compliance as of December 31, 2003. Approximately $1,836 was available to the Company at December 31, 2003. The Company has six outstanding letters of credit aggregating $4,164 which mature between 2004 and 2010. The Company pays an unused facility fee equal to 25 basis points if 50% or less of the facility is utilized and 15 basis points if greater than 50% of the facility is utilized. This facility replaced a $60,000 facility which bore interest at the same spread to LIBOR.

 (i) The Company satisfied these mortgages in 2003, along with a mortgage on a previously non-consolidated property, which resulted in debt satisfaction charges of $8,462.

Scheduled principal amortization and balloon payments for mortgages and notes payable, including mortgages payable related to discontinued operations and the credit facility for the next five years and thereafter are as follows:

           Years ending               Scheduled                 Balloon
           December 31,              Amortization               Payments                  Total
           ------------              ------------            --------------            --------
               2004            $        15,429          $         14,456         $         29,885
               2005                     15,521                        --                   15,521
               2006                     16,303                    94,000                  110,303
               2007                     17,238                        --                   17,238
               2008                     11,469                    70,492                   81,961
               Thereafter               34,944                   261,533                  296,477
                                    ----------               -----------             ------------
                               $       110,904          $        440,481         $        551,385
                                    ==========               ===========             ============

(8)     Origination Fees Payable

In connection with certain acquisitions the Company assumed obligations which currently bear interest, on the outstanding principal balances only of 12.5%. During 2003, the Company satisfied $5,641 of these obligations by issuing 231,763 OP Units. The difference between the carrying value of the obligations and the fair value of the OP Units on the date of issuance resulted in a gain of $896 that is netted in debt satisfaction charges on the Consolidated Statements of Income. As of December 31, 2003, $414 in origination fees payable are owed to two executive officers of the Company.

The scheduled payments of this obligation for the next five years and thereafter is as follows:

                    Years ending
                    December 31,
                    ------------
                       2004                      $            37
                       2005                                   37
                       2006                                   85
                       2007                                  110
                       2008                                  110
                       Thereafter                            429
                                                      ----------
                                                 $           808
                                                      ==========

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


(9)     Leases


Minimum future rental receipts under noncancellable tenant operating leases, assuming no new or negotiated leases, for the next five years and thereafter are as follows:

                                 Year ending
                                 December 31,
                                 ------------
                                    2004               $        128,545
                                    2005                        126,408
                                    2006                        114,579
                                    2007                        102,665
                                    2008                         87,595
                                    Thereafter                  456,700
                                                            -----------
                                                       $      1,016,492
                                                            ===========

The Company holds various leasehold interests in properties. The ground rent on these properties are either directly paid by the tenants or reimbursed to the Company as additional rent.

Minimum future rental payments under all noncancellable leasehold interests for the next five years and thereafter are as follows:

                                 Year ending
                                 December 31,
                                 ------------
                                    2004               $            898
                                    2005                            898
                                    2006                            898
                                    2007                            898
                                    2008                            898
                                    Thereafter                    7,173
                                                            -----------
                                                       $         11,663
                                                            ===========

During 2003 the Company entered into a new lease for its corporate office. The lease expires December 2015, with rent fixed at $497 per annum through December 2008 and will be adjusted to fair market value, as defined, thereafter. The Company is also responsible for its proportionate share of operating expense and real estate taxes. As an incentive to enter the lease the Company received a payment of $845 which it is amortizing as a reduction of rent expense through December 2008. Rent expense for 2003, 2002 and 2001 was $546, $243 and $237 , respectively.

(10)    Minority Interests

In conjunction with several of the Company's acquisitions, property owners were issued OP Units as a form of consideration in exchange for the property. All of such interests are redeemable at certain times for common shares on a one-for-one basis. As of December 31, 2003, there were 5,430,454 OP Units outstanding of which 4,814,994 were currently redeemable for common shares. Of the total OP Units outstanding, 1,744,212 are held by two executive officers of the Company. As of December 31, 2003 these OP Units, subject to certain adjustments through the date of conversion, had annual distributions per OP Unit in varying amounts from $0 to $1.40 per unit with a weighted average distribution of $1.24 per OP Unit.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


 (11)   Preferred and Common Shares

During 2003 and 2002, the Company issued 9,800,000 and 2,690,000 common shares raising $174,023 and $40,508 in proceeds, respectively, which was used to retire mortgage debt and fund acquisitions.

During 2003, the Company issued 3,160,000 Series B Cumulative Redeemable Preferred Shares raising net proceeds of $76,315. These shares have a fixed dividend of $2.0125 per share per annum, have a liquidation preference of $79,000, have no voting rights, and are redeemable by the Company at $25.00 per share ($79,000) commencing June 2008.

During 2003 and 2002, holders of an aggregate of 71,567 and 50,997 OP Units redeemed such OP Units for common shares of the Company. These redemptions resulted in an increase in shareholders' equity and corresponding decrease in minority interest of $915 and $619, respectively.

During 2003, three officers repaid recourse notes to the Company including accrued interest thereon, of $2,522 by delivering to the Company 158,724 common shares.

During 2003 and 2002, the Company issued 336,992 and 64,249 common shares, respectively, to certain employees and trustees resulting in $5,887 and $996 of deferred compensation, respectively. These common shares generally vest ratably, primarily over a 5 year period, however in certain situations the vesting is cliff based after 5 years and in other cases vesting only occurs if certain performance criteria are met.

During 2002, the Company issued 34,483 common shares in respect of a 15 year, 8% interest only recourse note to an officer for $500. This note was satisfied in 2003.

During 2002, the holders of the Company's outstanding 2,000,000 Series A preferred shares converted these shares into 2,000,000 common shares.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


(12)    Benefit Plans

The Company maintains a common share option plan pursuant to which qualified and non-qualified options may be issued. Options granted under the plan generally vest over a period of one to four years and expire five years from date of grant. No compensation cost is reflected in net income as all options granted under the plan had an exercise price equal to the market value of the underlying common shares on the date of grant.

Share option activity during the years indicated is as follows:

                                                                                Weighted-Average
                                                Number of Shares            Exercise Price Per Share
     Balance at December 31, 2000                   1,978,023                       $    11.63
           Granted                                    568,000                            11.99
           Exercised                                 (603,142)                           11.02
           Forfeited                                   (9,308)                           12.17
           Expired                                     (5,000)                           11.25
                                                 ------------                        ---------
     Balance at December 31, 2001                   1,928,573                            11.93
           Granted                                    411,500                            15.50
           Exercised                               (1,050,866)                           11.59
           Forfeited                                  (53,650)                           11.98
           Expired                                     (2,500)                           14.25
                                                 -------------                       ---------
     Balance at December 31, 2002                   1,233,057                            13.39
           Granted                                     30,000                            16.15
           Exercised                                 (687,527)                           12.94
           Forfeited                                  (10,500)                           15.97
           Expired                                    (43,500)                           15.25
                                                 -------------                       ---------
     Balance at December 31, 2003                     521,530                       $    13.94
                                                 ============                        =========

The following is additional disclosures for common share options outstanding at December 31, 2003:

                                          Options Outstanding              Exercisable Options
                                ---------------------------------------   ------------------------
                                                  Weighted                               Weighted
             Range of                             Average     Remaining                  Average
             Exercise                             Exercise       Life                    Exercise
              Prices               Number          Price       (Years)       Number       Price
          --------------        -------------    ---------    ---------     --------    -------
     $9.00-$10.875                     12,857   $    9.55        0.8          12,857   $   9.55
     $11.8125-$12.5625                191,475       11.89        1.6         156,967      11.91
     $13.1875-$15.50                  317,198       15.36        3.0         176,677      15.22
                                 ------------     -------       ----        --------     ------
                                      521,530   $   13.94        2.4         346,501   $  13.51
                                 ============     =======       ====        ========     ======

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)

There are 1,449,252 options available for grant at December 31, 2003.

The Company has a 401(k) retirement savings plan covering all eligible employees. The Company will match 25% of the first 4% of employee contributions. In addition, based on its profitability, the Company may make a discretionary contribution at each fiscal year end to all eligible employees. The matching and discretionary contributions are subject to vesting under a schedule providing for 25% annual vesting starting with the first year of employment and 100% vesting after four years of employment. Approximately $127, $124 and $112 were contributed in 2003, 2002 and 2001, respectively.

The Company has established a trust for certain officers in which nonvested common shares, which vest ratably over five years, granted for the benefit of the officers are deposited. The officers exert no control over the common shares in the trust and the common shares are available to the general creditors of the Company. As of December 31, 2003 and 2002, there were 405,110 and 265,385 common shares, respectively, in the trust. In addition, certain officers can delay, to a specified date, the receipt of common shares that would be received upon exercise of common share options. These common shares are deposited in the trust. As of December 31, 2003 and 2002 there were 295,076 and 222,615 common shares, respectively deposited in the trust.

(13) Commitments and Contingencies

The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

The Company, including its non-consolidated entities, are obligated under certain tenant leases to fund the expansion of the underlying leased properties.

The Company has entered into a binding letter of intent to purchase, upon completion and rent commencement from the tenant, an office facility in Meridian, Idaho for an estimated obligation of $14,722. The facility was completed in 2004 and acquired by LAC II.

(14)  Related Party Transactions

During 2003, the Company issued 231,763 OP Units to satisfy outstanding obligations that resulted in a gain of $896. Of the OP Units issued, the Chairman and the Vice Chairman of the Board of Trustees of the Company received 120,662 units.

During 2003, three executive officers repaid recourse notes to the Company including accrued interest thereon, of $2,522 by delivering to the Company 158,724 common shares.

As of December 31, 2003 the Company is obligated for $808 resulting from the acquisition of certain properties in 1996. Of the $808, the Chairman and the Vice Chairman of the Board of Trustees are owed $414.

In 2002, the Company issued 34,483 common shares in respect of a 15-year, 8% interest only recourse note to the Chief Financial Officer of the Company for $500. This note was satisfied in 2003.

On  November  28,  2001,  the  Company  acquired  Net 1  L.P.  and  Net  2  L.P.
(collectively, the "Net Partnerships"), in a merger transaction valued at approximately $136,300, which owned twenty-three properties in fourteen states. The Company issued 2,143,840 common shares (valued at $31,622), 44,858 OP Units (valued at $661), $31,612 in cash and assumed approximately $61,389 of third party mortgage debt (excluding $11,114 in Net Partnership obligations to the Company). The Company's Chairman was the controlling shareholder of the general partners of the Net Partnerships. The general partners received 44,858 OP Units valued on the same basis as the limited partners for their 1% ownership interest in the Net Partnerships. The OP Units, which receive distributions equal to the dividends on common shares, are convertible into the Company's common shares on a one-for-one basis beginning November 2006.

During 2001, the Company issued 24,620 common shares to acquire a company controlled by the Chairman of the Company, whose sole asset was a mortgage note receivable from a 64% owned partnership of the Company.

During 2001, the Company renegotiated $1,973 in notes receivable from the current Chief Executive Officer and the Vice-Chairman of the Board of Trustees of the Company. The notes were issued in connection with the officers' purchases of 131,000 common shares at $15.25 per common share. The new notes had a 15-year maturity, were 8% interest only, recourse to the officers and provide for forgiveness of the principal balances if certain operating results are achieved. These notes were satisfied in 2003.

All related party acquisitions, sales and loans were approved by the independent members of the Board of Trustees.

In addition, the Company earns fees from it's joint venture investments (See note 6).

(15)  Fair Market Value of Financial Instruments

Cash Equivalents,  Restricted Cash, Accounts Receivable and Accounts Payable
----------------------------------------------------------------------------
The Company estimates that the fair value approximates carrying value due to the relatively short maturity of the instruments.

Mortgages and Notes Payable
---------------------------
The Company determines the fair value of these instruments based on a discounted cash flow analysis using a discount rate that approximates the current borrowing rates for instruments of similar maturities. Based on this, the Company has determined that the fair value of these instruments approximates carrying values.

(16) Concentration of Risk

The Company seeks to reduce its operating and leasing risks through diversification achieved by the geographic distribution of its properties, avoiding dependency on a single property and the creditworthiness of its tenants.

For the years ended December 31, 2003 and 2002, no tenant represented 10% or more of rental revenue. For the year ended December 31, 2001 the following tenants represented 10% or greater of rental revenue:


     Northwest Pipeline Corporation                 11%
     Kmart Corporation                              11%

Both of these tenants are publicly registered companies subject to the Securities Exchange Act of 1934, as amended and accordingly file financial information with the Securities and Exchange Commission.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)



(17) Supplemental Disclosure of Statement of Cash Flow Information

During 2003, the Company issued 231,763 OP Units to satisfy $5,641 in outstanding obligations which resulted in a gain of $896.

During  2003,  2002 and 2001,  the Company  paid  $36,467,  $32,255 and $30,624, respectively, for interest and $282, $262 and $204, respectively, for taxes.

During 2003, three executive officers repaid recourse notes to the Company including accrued interest thereon, of $2,522 by delivering to the Company 158,724 common shares.

During 2003, 2002 and 2001, holders of an aggregate of 71,567, 50,997, and 418,411 OP Units, respectively, redeemed such units for common shares of the Company. These redemptions resulted in increases in shareholders' equity and corresponding decreases in minority interests of $915, $619 and $5,713, respectively.

During  2003,  2002 and 2001,  the Company  issued  336,992,  64,249 and 100,000 common shares to certain employees and trustees resulting in $5,887, $996 and $1,181 of deferred compensation.

During 2002, the holder of the Company's 2,000,000 Series A preferred shares converted them into 2,000,000 common shares.

In 2003, 2002 and 2001, the Company contributed properties (along with non-recourse mortgage notes) to joint venture entities for capital contributions of $11,649, $643 and $1,168, respectively.

During 2001, the Company purchased the Net Partnerships by issuing, in addition to $31,612 in cash, 2,143,840 common shares (valued at $31,622), 44,858 OP Units (valued at $661), assumed $61,389 in third party debt and $11,114 in Net Partnership debt obligations to the Company.

During 2003, LRA became a consolidated subsidiary of the Company. The assets and liabilities of LRA as of January 1, 2003 were as follows:


            Real estate, net                            $    41,613
            Cash                                              1,579
            Other assets                                      1,221
            Mortgage payable                                 30,028
            Other liabilities                                 1,468

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                         ($000's except per share data)


(18)    Unaudited Quarterly Financial Data

                                                                  2003
                                   -----------------------------------------------------------------------
                                      3/31/03          6/30/03             9/30/03        12/31/03
                                    -----------      -----------         -----------    ------------
Gross revenues (1)                 $   27,064         $  27,317           $  28,677      $   30,463
Net income                         $    8,763         $   2,483           $   9,962      $   12,441
Net income allocable to common     $    8,763         $   2,271           $   8,372      $   10,851
  shareholders
Net income allocable to common
  shareholders -per share:
      Basic                       $     0.29         $    0.07           $    0.24      $     0.28
      Diluted                     $     0.29         $    0.06           $    0.24      $     0.28
                                                                  2002
                                   --------------------------------------------------------------------
                                      3/31/02          6/30/02             9/30/02          12/31/02
                                    -----------      -----------         -----------      ------------
Gross revenues (1)                 $   22,391         $  22,497           $  22,977      $   24,282
Net income                         $    7,961         $   7,879           $   7,646      $    7,109
Net income allocable to common     $    7,268         $   7,879           $   7,646      $    7,109
  shareholders
Net income allocable to common
  shareholders -per share:
      Basic                       $     0.30         $    0.30           $    0.28      $     0.24
      Diluted                     $     0.29         $    0.29           $    0.28      $     0.24



(1) All periods have been adjusted to reflect the impact of properties sold during nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, and properties classified as held for sale as of September 30, 2004, which are reflected in discontinued operations in the Consolidated Statements of Income.

The sum of the quarterly income per common share amounts may not equal the full year amounts primarily because the computations of the weighted average number of common shares outstanding for each quarter and the full year are made independently.

(19)    Subsequent Events

Subsequent to December 31, 2003, the following events occurred:

The Company:

o Purchased 17 properties, for a capitalized cost of $373,322, with tenant leases which expire at various dates between 2012 to 2021.

o Obtained $358,577 in non-recourse fixed rate mortgages, including assumed mortgages relating to certain acquisitions. The mortgages have fixed interest rates ranging from 4.55% to 6.25% and mature at various dates between 2009 to 2021.

o Recorded impairment charges of $2,775 relating to properties sold and held for sale.

o Sold seven properties to third parties for an aggregate net sale price of $32,451, which resulted in a gain of $4,065.

o Sold seven properties, at cost to non-consolidated entities for $176,567, which were subject to $97,641 in non-recourse mortgages.

o Invested $19,800 in a convertible mortgage note which currently bears interest at 8.20% per annum.

o Was informed that the tenant in its Dallas, Texas property, VarTec Telecom, Inc., filed for Chapter 11 bankruptcy. The lease, which expires September 2015, provides for $3,486 in annual rental revenue. As of September 30, 2004 the Company had capitalized real estate, deferred rent receivable and deferred expenses of $28,910, $1,570 and $1,456, respectively. The property is encumbered by a $21,025 non-recourse mortgage which bears interest at 7.49%, provides for annual debt service of $2,020 and matures in December 2012 when a balloon payment of $16,030 is due. The Company has issued a $2,500 letter of credit to the lender as additional collateral. On November 24, 2004, the tenant filed a motion to reject the lease and the Company will write off deferred rent receivable and unamortized lease costs of approximately $2,800 in the fourth quarter of 2004.

o Sold 6,900,000 Common Shares raising net proceeds of $144,206.

o Made cash and property contributions to non-consolidated entities of $62,774.

o Paid common and preferred dividends of $65,085 and $6,360, respectively.

o Repaid $94,000 on its line of credit.

o As of November 29, 2004 the Company has entered into letters of intent to purchase 10 properties in which the due diligence period has expired thereby obligating the Company to purchase the properties upon the completion of certain seller obligations. The aggregate obligation for the properties is $47,520 plus the assumption of $57,141 in non-recourse mortgages.

Non-consolidated entities:

o Purchased 13 properties for a capitalized cost of $350,835, with tenant leases which expire at various dates between 2010 to 2024.

o Obtained $221,743 in non-recourse fixed rate mortgages, including assumed mortgages relating to certain acquisitions. The mortgages have fixed interest rates ranging from 4.75% to 7.94% and mature at various dates between 2009 to 2019.

o Expanded the LION venture by obtaining additional capital commitments of $25,714 and $60,000 from the Company and its partner, respectively.

o Formed a new venture to acquire single tenant net lease real estate in which the Company and its partner have committed to fund $15,000 and $35,000, respectively.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

  Real Estate and Accumulated Depreciation and Amortization Schedule III ($000)

  Initial cost to Company and Gross Amount at which carried at End of Year (A)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Accu-
                                                                                      mulated                        Useful life
                                                                                      Depre-                          computing
                                                        Land                          ciation                      depreciation in
                                                         and     Buildings              and                  Date   latest income
                                                        Land        and               Amorti-    Date        Con-     statements
        Description         Location      Encumbrances Estates  Improvements  Total   zation   Acquired    structed    (years)
------------------------------------------------------------------------------------------------------------------------------------
Office                  Southington, CT           $ -   $ 3,240    $ 20,440  $ 23,680 $ 9,809  Oct. 1986     1983        40 & 12
Research & Development  Glendale, AZ           14,777     4,996      24,392    29,388  12,473  Nov. 1986     1985        40 & 12
Retail/Health Club      Countryside, IL             -       628       3,722     4,350   1,880  Jul. 1987     1987        40 & 12
Retail/Health Club      Voorhees  NJ                -       577       4,820     5,397   2,342  Jul. 1987     1987        40 & 12
Retail/Health Club      DeWitt, NY                  -       445       3,043     3,488   1,479  Aug. 1987  1977 & 1987    40 & 12
Warehouse &
  Distribution          Mansfield, OH               -       120       5,965     6,085   2,289  Jul. 1987     1970      40, 20 & 12
Industrial              Marshall, MI                -        33       3,378     3,411   1,601  Aug. 1987  1968 & 1972  40, 20 & 12
Industrial              Marshall, MI                -        14         926       940     440  Aug. 1987     1979      40, 20 & 12
Retail                  Newport, OR                 -     1,400       7,270     8,670   3,489  Sept. 1987    1986      40, 20 & 12
Office & Warehouse      Memphis, TN                 -     1,053      11,174    12,227   5,912  Feb. 1988     1987           40
Warehouse &
  Distribution          Mechanicsburg, PA           -     1,439      13,987    15,426   4,309  Oct. 1990  1985 & 1991       40
Office & Warehouse      Tampa, FL               6,034     1,389       7,763     9,152   3,348  Nov. 1987     1986        40 & 20
Retail                  Klamath Falls, OR           -       727       9,160     9,887   3,616  Mar. 1988     1986           40
Office                  Tampa, FL               8,342     1,900       9,854    11,754   3,767  Jul. 1988     1986           40
Warehouse &
  Industrial            Jacksonville, FL            -       240       3,637     3,877   1,237  Jul. 1988  1958 & 1969    40 & 20
Retail                  Sacramento, CA              -       885       2,705     3,590   1,309  Oct. 1988     1988      40, 20 & 12
Office                  Phoenix, AZ                 -     2,804      13,921    16,725   7,035  Nov. 1988  1960 & 1979     40 & 3
Retail                  Reno, NV                    -     1,200       1,904     3,104     897  Dec. 1988     1988      40, 20 & 12
Retail                  Rockville, MD               -         -       1,784     1,784     744  Aug. 1995     1977     22.375, 16.583
                                                                                                                        & 15.583
Retail                  Oxon Hill, MD              94       403       2,765     3,168   1,098  Aug. 1995     1976         21.292
Retail                  Laguna Hills, CA            -       255       5,035     5,290   2,021  Aug. 1995     1974       20 & 20.5
Retail                  Riverdale, GA               -       333       2,233     2,566     446  Dec. 1995     1985           40
Retail/Health Club      Canton, OH              1,578       602       3,820     4,422     764  Dec. 1995     1987           40
Office                  Salt Lake City, UT     13,409         -      55,404    55,404  16,284  May 1996      1982         25.958
Manufacturing           Franklin, NC            1,965       386       3,062     3,448     536  Dec. 1996     1996           40
Industrial              Oberlin, OH                 -       276       4,515     4,791     790  Dec. 1996     1996           40
Retail                  Tulsa, OK                   -       447       2,432     2,879     947  Dec. 1996     1981    23.583 & 13.583
Retail                  Clackamas, OR               -       523       2,847     3,370   1,109  Dec. 1996     1981    23.583 & 13.583
Retail                  Lynwood, WA                 -       488       2,658     3,146   1,035  Dec. 1996     1981    23.583 & 13.583
Retail                  Honolulu, HI                -         -      11,147    11,147   3,218  Dec. 1996     1980         24.33
Warehouse               New Kingston, PA
                          (Silver Springs)      3,462       674       5,360     6,034     910  Mar. 1997     1981           40
Warehouse               New Kingston, PA
                          (Cumberland)          7,265     1,380      10,963    12,343   1,861  Mar. 1997     1989           40
Warehouse               Mechanicsburg, PA
                          (Hampden IV)          5,363     1,012       8,039     9,051   1,365  Mar. 1997     1985           40
Office/ Research &
  Development           Marlborough, MA             -     2,013      13,834    15,847   2,233  Jul. 1997  1960 & 1988       40
Office                  Dallas, TX             21,348     3,582      30,598    34,180   4,692  Sept. 1997    1986           40
Warehouse               Waterloo, IA                -     1,025       8,296     9,321   1,288  Oct. 1997  1996 & 1997       40
Office/ Research &
  Development           Milpitas, CA           15,666     3,542      18,603    22,145   2,790  Dec. 1997     1985           40
Industrial              Gordonsville, TN            -        52       3,325     3,377     574  Dec. 1997  1983 & 1985     34.75
Office                  Decatur, GA             6,695       975      13,677    14,652   2,052  Dec. 1997     1983           40
Office                  Richmond, VA           16,472         -      27,282    27,282   5,076  Dec. 1997     1990         32.25
Office/Warehouse        Bristol, PA             9,729     2,508      10,031    12,539   1,442  Mar. 1998     1982           40
Office                  Hebron, KY              5,340     1,615       6,462     8,077     929  Mar. 1998     1987           40
Office                  Livonia, MI             5,430     1,554       6,859     8,413     895  Mar. 1998  1987 & 1988       40
Office                  Valley Forge, PA       13,080     3,960      15,880    19,840     546  Aug. 2002   1985 & 2001      40
Research &
  Development           Livonia, MI             5,596     1,733       6,936     8,669     997  Mar. 1998  1987 & 1988       40
Office                  Palm Beach Gardens, FL 11,341     3,578      14,249    17,827   2,004  May 1998      1996           40
Warehouse/
  Distribution          Lancaster, CA          19,514     2,028      28,183    30,211   2,296  Jun. 1998     1998           40
Industrial              Auburn Hills, MI        7,198     2,788      11,151    13,939   1,515  Jul. 1998  1989 & 1998       40


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Accu-
                                                                                        mulated                        Useful life
                                                                                        Depre-                          computing
                                                        Land                            ciation                      depreciation in
                                                         and     Buildings                and                  Date   latest income
                                                        Land        and                 Amorti-      Date      Con-    statements
        Description         Location      Encumbrances Estates  Improvements    Total   zation     Acquired  structed    (years)
------------------------------------------------------------------------------------------------------------------------------------
Warehouse/
  Distribution          Warren, OH             21,172    10,231      51,110     61,341    11,445  Aug. 1998     1982         10 &40
Warehouse/
  Distribution          Baton Rouge, LA         1,898       685       2,742      3,427       356  Oct. 1998     1998           40
Retail                  Columbia, MD                -     1,002       4,872      5,874       567  Dec. 1998     1983           40
Office                  Bristol, PA             6,053     1,073       7,709      8,782       779  Dec. 1999     1998           40
Office                  Southborough, MA        2,132       456       4,291      4,747       434  Dec. 1999     1984           40
Office                  Herndon, VA            18,807     5,127      20,553     25,680     2,061  Dec. 1999     1987           40
Office                  Hampton, VA             4,473     1,353       5,441      6,794       516  Mar. 2000     2000           40
Office                  Phoenix, AZ            14,231     4,666      18,664     23,330     1,691  May  2000     1997           40
Industrial              Hebron, OH                  -     1,063       4,271      5,334       218  Dec. 2001     2000           40
Industrial              Hebron, OH                  -     1,681       6,754      8,435       345  Dec. 2001     1999           40
Retail                  Phoenix, AZ                 -     1,126       4,501      5,627       239  Nov. 2001     1988           40
Retail                  Stockton, CA                -       259       1,037      1,296        55  Nov. 2001     1968           40
Retail                  Lynchburg, VA               -       159         638        797        34  Nov. 2001     1986           40
Office                  San Diego, CA           4,252     1,740       6,960      8,700       370  Nov. 2001     1989           40
Office                  Phoenix, AZ                 -     2,287       9,149     11,436       486  Nov. 2001  1985 & 1994       40
Industrial              Henderson, NC           4,414     1,488       5,954      7,442       316  Nov. 2001     1998           40
Industrial              Columbus, OH                -       319       1,275      1,594        68  Nov. 2001     1990           40
Office                  Tuscon, AZ              2,444       657       2,627      3,284       140  Nov. 2001     1988           40
Retail                  Eau Claire, WI          2,220       860       3,442      4,302       183  Nov. 2001     1994           40
Office                  Milford, CT                 -       567       2,265      2,832       120  Nov. 2001     1994           40
Retail                  Westland, MI            2,938     1,444       5,777      7,221       307  Nov. 2001  1987 & 1997       40
Retail                  Canton, OH              3,325       883       3,534      4,417       188  Nov. 2001     1995           40
Retail                  Spartanburg, SC         2,762       833       3,334      4,167       177  Nov. 2001     1996           40
Office                  Wilsonville, OR             -     2,666      10,662     13,328       566  Nov. 2001  1980 & 1998       40
Industrial              Ocala, FL              13,059     3,803      15,210     19,013       808  Nov. 2001     1976           40
Industrial              Columbia, SC            3,419       928       3,710      4,638       197  Nov. 2001  1968 & 1998       40
Office                  Hampton, VA             7,294     2,333       9,351     11,684       496  Nov. 2001     1999           40
Industrial              Plymouth, MI            4,787     1,533       6,130      7,663       326  Nov. 2001     1996           40
Retail                  Gainesville, GA           920       526       2,105      2,631       112  Nov. 2001     1984           40
Office                  Lake Forest, CA        10,832     3,442      13,769     17,211       617  Mar. 2002     2001           40
Office                  Knoxville, TN           5,295     1,624       6,496      8,120       223  Aug. 2002     2002           40
Industrial              Groveport, OH           7,800     2,386       9,546     11,932       308  Sep. 2002     2002           40
Office                  Westmont, IL           16,170     4,978      19,894     24,872       519  Dec. 2002     1989           40
Office                  Fort Mill, SC          11,523     3,601      14,404     18,005       375  Dec. 2002     2002           40
Industrial              Chester, SC                 -       535      14,875     15,410     3,095  Jan. 2001     2001           40
Industrial              Dubuque, IA             7,351     2,052       8,207     10,259        94  Jul. 2003     2002           40
Office                  Boca Raton, FL         15,275     4,290      17,161     21,451       375  Feb. 2003  1983 & 2002       40
Office                  Greenville, SC         13,886     4,059      16,236     20,295       186  Jul. 2003  2000 & 2001       40
Office                  Temple, TX              9,200     2,890      11,561     14,451        60  Oct. 2003     2001           40
Office                  Bremerton, WA           6,800     2,144       8,577     10,721        45  Oct. 2003     2001           40
Industrial              Dillon, SC             12,111     3,223      12,900     16,123       658  Dec. 2001     2001           40
Industrial              Plymouth, MI           12,776     3,932      15,728     19,660       115  Sep. 2003  1996 & 1998       40
Industrial              Danville, IL            6,623     1,796       7,182      8,978       548  Dec. 2000     2000           40
Industrial              Minneapolis, MN             -       922       3,688      4,610        42  Jul. 2003     2003           40
Office                  Wallingford, CT             -     1,049       4,198      5,247         4  Dec. 2003  1978 & 1985       40
Office                  Baton Rouge, LA             -     2,023       8,094     10,117         8  Dec. 2003     1997           40
Office                  Overland Park, KS           -    10,008      40,031     50,039        42  Dec. 2003  1980 & 2003       40
Office                  Kansas City, MO             -     4,758      19,031     23,789        20  Dec. 2003  1963 & 2003       40
Office                  Arlington, TX               -     5,795      23,181     28,976         -  Dec. 2003     2003           40

                                              -------------------------------------------------------
                                  Total      $455,940  $178,077    $984,318 $1,162,395  $160,623
                                              ======================================================

                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

            Real Estate and Accumulated Depreciation and Amortization
                        Schedule III ($000) - (continued)

(A) The initial cost includes the purchase price paid by the Company and acquisition fees and expenses. The total cost basis of the Company's properties at December 31, 2003 for Federal income tax purposes was approximately $895 million.

   Reconciliation of real estate owned:

                                                                                        2003           2002          2001
                                                                                ----------------------------------------------
   Balance at the beginning of year                                                   $ 913,370      $ 830,788    $  682,627
   Additions during year                                                                312,209        116,264       166,668
   Properties sold during year                                                           (9,978)       (18,621)       (4,107)
   Property contributed to joint venture during year                                    (58,837)       (15,061)      (14,400)
   Properties consolidated effective 1/1/2003                                            43,499              -             -
   Reclassify held for sale properties                                                  (37,868)             -             -
                                                                               -----------------------------------------------
   Balance at end of year                                                            $ 1,162,395     $ 913,370    $  830,788
                                                                               ===============================================


   Balance of beginning of year                                                       $ 134,220      $ 116,741    $  98,429
   Depreciation and amortization expense                                                 27,335         21,480       18,312
   Accumulated depreciation and amortization of properties sold during year              (1,428)        (2,934)           -
   Accumulated depreciation of property contributed to joint venture                          -         (1,067)           -
   Accumulated depreciation of properties consolidated effective 1/1/2003                 1,886              -            -
   Accumulated depreciation reclassify as held for sale                                  (1,390)             -            -
                                                                               -----------------------------------------------
   Balance at end of year                                                             $ 160,623      $ 134,220    $ 116,741
                                                                               ===============================================

Item 15(a) 3  Exhibits

Exhibit 12

                      Lexington Corporate Properties Trust
       Ratio of earnings to combined fixed charges and preferred dividends

                         For the year ended December 31,
                                    ($000's)

Earnings                              2003        2002       2001       2000       1999
                                      ----        ----       ----       ----       ----
Income from continuing operations    $ 28,147   $ 25,844   $ 15,995   $ 19,945   $ 19,348
Interest expense                       41,840     33,308     32,312     28,579     28,033
Amortization expense - debt cost        1,493      1,163      1,356      1,037        941
Equity in earnings from joint
  ventures                             (5,735)    (4,561)    (3,502)    (1,428)       (61)
Cash received from joint ventures       7,823      5,660      4,110        810         --
                                   ----------  ---------  ---------  ---------   --------
Total                                $ 73,568   $ 61,414   $ 50,271   $ 48,943   $ 48,261
                                   ==========  =========  =========  =========  =========

Fixed Charges
Interest expense                     $ 41,840   $ 33,308   $ 32,312   $ 28,579   $ 28,033
Capitalized interest expense              142         24        168        241         --
Preferred stock dividend                3,392        693      2,709      2,562      2,520
Amortization expense - debt cost        1,493      1,163      1,356      1,037        941
                                   ----------  ---------  ---------  ---------  ---------
Total                                $ 46,867   $ 35,188   $ 36,545   $ 32,419   $ 31,494
                                   ==========  ========== ========== ========== =========

Ratio                                    1.57      1.75       1.38        1.51       1.53
                                   ==========  ========== ========== ========== =========